EXHIBIT 99

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   Lennar Homes, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Homes, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2000 and 1999 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
January 9, 2001

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2000 AND 1999 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
                                                               2000        1999
ASSETS

Cash                                                     $   57,175  $   62,064
Inventories                                                 827,814     899,566
Investments in partnerships                                  49,427      50,976
Other assets                                                 58,751      21,396
                                                         ----------  ----------
                                                         $  993,167  $1,034,002
                                                         ==========  ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                $  183,910  $  195,139
   Mortgage notes payable                                     4,379       7,313
   Due to affiliates                                        465,390     533,139
                                                         ----------  ----------
             Total liabilities                              653,679     735,591
                                                         ----------  ----------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      issued and outstanding                                      5           5
   Additional paid-in capital                                10,256      10,256
   Retained earnings                                        329,227     288,150
                                                         ----------  ----------
             Total stockholder's equity                     339,488     298,411
                                                         ----------  ----------
                                                         $  993,167  $1,034,002
                                                         ==========  ==========

See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------
                                             2000        1999        1998
REVENUES:
  Sales of homes                       $2,128,259  $1,848,428  $1,458,447
  Sales of land and other revenues        114,705      48,617      46,503
                                       ----------  ----------  ----------
             Total revenues             2,242,964   1,897,045   1,504,950
                                       ----------  ----------  ----------
COSTS AND EXPENSES:
  Cost of homes sold                    1,707,859   1,499,497   1,170,926
  Cost of land and other expenses          91,950      29,470      30,865
  Selling, general and administrative     231,894     207,562     171,755
  Licensing expense to affiliate          104,677      63,285          --
  Interest                                 39,244      24,419      39,945
                                       ----------  ----------  ----------
             Total costs and expenses   2,175,624   1,824,233   1,413,491
                                       ----------  ----------  ----------

EARNINGS BEFORE INCOME TAXES               67,340      72,812      91,459

INCOME TAXES                               26,263      28,761      36,584
                                       ----------  ----------  ----------
NET EARNINGS                           $   41,077  $   44,051  $   54,875
                                       ==========  ==========  ==========

See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------
                                           Additional
                                Common      Paid-in      Retained
                                 Stock      Capital      Earnings      Total

Balance, November 30, 1997     $      5     $ 10,256     $189,224     $199,485

  1998 net earnings                  --           --       54,875       54,875
                               --------     --------     --------     --------
Balance, November 30, 1998            5       10,256      244,099      254,360

  1999 net earnings                  --           --       44,051       44,051
                               --------     --------     --------     --------
Balance, November 30, 1999            5       10,256      288,150      298,411

  2000 net earnings                  --           --       41,077       41,077
                               --------     --------     --------     --------
Balance, November 30, 2000     $      5     $ 10,256     $329,227     $339,488
                               ========     ========     ========     ========

See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                           2000        1999        1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                        $  41,077   $  44,051   $  54,875
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                      11,091      12,167       4,447
      Equity in loss (earnings) from partnerships         1,056      (3,785)      1,065
      Changes in assets and liabilities,
        net of effects from acquisitions:
        (Increase) decrease in inventories               66,963    (115,403)    (18,429)
        (Increase) decrease in other assets             (38,407)     14,362      25,504
        Increase (decrease) in accounts payable
        and other liabilities                           (11,229)     26,871      63,032
                                                      ---------   ---------   ---------
           Net cash provided by (used in)
             operating activities                        70,551     (21,737)    130,494
                                                      ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) decrease in investments
    in partnerships, net                                    493     (23,375)    (24,881)
                                                      ---------   ---------   ---------
           Net cash provided by (used in)
             investing activities                           493     (23,375)    (24,881)
                                                      ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                   --         167       3,123
  Principal payments on borrowings                       (8,184)    (23,012)     (1,100)
  Increase (decrease) in amounts due to affiliates      (67,749)    101,530     (82,959)
                                                      ---------   ---------   ---------
           Net cash provided by (used in)
             financing activities                       (75,933)     78,685     (80,936)
                                                      ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH                          (4,889)     33,573      24,677

CASH AT BEGINNING OF YEAR                                62,064      28,491       3,814
                                                      ---------   ---------   ---------
CASH AT END OF YEAR                                   $  57,175   $  62,064   $  28,491
                                                      =========   =========   =========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

Supplemental disclosures of non-cash investing and financing activities:

  Purchases of inventory financed by sellers          $   5,250   $  14,360   $  14,223
  Fair value of assets acquired in acquisitions       $      --   $      --   $ 291,161
  Liabilities assumed in acquisitions                 $      --   $      --   $  13,388

See accompanying notes to consolidated financial statements.

LENNAR HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Homes, Inc., a wholly-owned subsidiary of Lennar Corporation, and all subsidiaries and partnerships in which a controlling interest is held (the "Company"). The Company's investments in partnerships (and similar entities) in which a significant, but less than a controlling, interest is held are accounted for by the equity method. All significant intercompany transactions have been eliminated.

      The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and through partnerships in which it has investments.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate, including the sale of land, are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

      Cash - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Cash as of November 30, 2000 and 1999 included $39.0 million and $32.7 million, respectively, of cash held in escrow for periods of up to three days.

      Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs to inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed at November 30, 2000 or 1999.

      Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

      Due to Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

      Interest and Real Estate Taxes - Interest and real estate taxes attributable to land, homes and operating properties are capitalized and added to the cost of those properties as long as the properties are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets as well as debt incurred by the Company's parent, Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

      Operating Properties and Equipment - Operating properties and equipment are recorded at cost. Depreciation is calculated to amortize the cost of depreciable assets over their estimated useful lives using the straight-line method. The estimated useful life for operating properties is 30 years and for equipment is 2 to 5 years. Operating properties and equipment are included in other assets in the consolidated balance sheets.

      Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      Fair Value of Financial Instruments - The carrying amounts of cash, accounts payable and mortgage notes payable approximate fair value.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of SFAS No. 133 will not have a material impact on the Company's results of operations or financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable for the Company beginning in the fourth quarter of the year ending November 30, 2001. Management does not currently believe that the implementation of SAB No. 101 will have a material impact on the Company's results of operations or financial position.

2.    ACQUISITIONS

      In 1998, the Company acquired Winncrest Homes, a California homebuilder, and the properties of two other California homebuilders, ColRich Communities and Polygon Communities. Lennar Corporation paid $184.0 million in cash and issued $94.1 million in Lennar Corporation common stock. These amounts paid on the Company's behalf are included in due to affiliates in the consolidated balance sheets. The Company acquired assets (primarily inventories) with a fair value of $291.2 million and assumed liabilities of $13.4 million. The acquisition of Winncrest Homes was accounted for using the purchase method of accounting. The results of Winncrest Homes are included in the Company's consolidated statements of earnings since the acquisition date. The pro forma effect of the acquisition of Winncrest Homes on the results of operations for 1998 is not presented as it is not considered material.

3.    MORTGAGE NOTES PAYABLE

      At November 30, 2000 and 1999, the Company had mortgage notes on land with fixed interest rates ranging from 5.4% to 12.0% due through 2008 with an outstanding balance of $4.4 million and $7.3 million, respectively. These borrowings are collateralized by land.

4.    INCOME TAXES

      The provision for income taxes consisted of the following:

                                              Years Ended November 30,
      (Dollars in thousands)          2000             1999            1998
      ---------------------------------------------------------------------
      Current:
        Federal                   $ 37,654         $ 19,527        $ 42,166
        State                        4,378            3,719           5,251
                                  --------         --------        --------
                                    42,032           23,246          47,417
                                  --------         --------        --------
      Deferred:
        Federal                    (14,349)           4,789          (5,862)
        State                       (1,420)             726          (4,971)
                                  --------         --------        --------
                                   (15,769)           5,515         (10,833)
                                  --------         --------        --------
                                  $ 26,263         $ 28,761        $ 36,584
                                  ========         ========        ========

      The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

                                                   November 30,
      (Dollars in thousands)                   2000            1999
      -------------------------------------------------------------
      Deferred tax assets:
        Acquisition adjustments             $ 1,729         $ 3,001
        Reserves and accruals                12,347          10,381
        Capitalized expenses                 14,356              --
        Investments in partnerships           2,527           3,335
        Other                                 4,211           2,163
                                            -------         -------
          Total deferred tax assets          35,170          18,880
                                            -------         -------
      Deferred tax liabilities:
        Capitalized expenses                     --           8,378
        Deferred gains                           --             922
        Installment sales                       804           1,031
        Other                                10,048              --
                                            -------         -------
          Total deferred tax liabilities     10,852          10,331
                                            -------         -------
          Net deferred tax asset            $24,318         $ 8,549
                                            =======         =======

      The net deferred tax asset is included in other assets in the consolidated balance sheets.

5.    RELATED PARTY TRANSACTIONS

      On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to the Company the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The fee and its related interest comprise the classification "licensing expense to affiliate" in the consolidated statements of earnings. On a quarterly basis, these amounts are paid by Lennar Corporation to Greystone. The amounts paid by Lennar Corporation on behalf of the Company are included in due to affiliates in the Company's consolidated balance sheets, and bear interest at 9% annually. The term of the agreement ends on November 30, 2001, with automatic one year renewals unless terminated earlier by three-months written notice by either party.

      During 2000 and 1999, Lennar Corporation and its subsidiaries advanced funds to the Company which had no stated repayment terms. At November 30, 2000 and 1999, the Company had a payable to affiliates of $465.4 million and $533.1 million, respectively.

6.    COMMITMENTS AND CONTINGENT LIABILITIES

      The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition of the Company.

      The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to manage the financial risk of adverse market conditions associated with longer-term land holdings.

      The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2001 - $4.6 million; 2002 - $4.0 million; 2003 - $3.4 million; 2004 - $2.5 million; 2005 - $1.0 million and thereafter - $2.6 million. Rental expense for the years ended November 30, 2000, 1999 and 1998 was $9.8 million, $8.0 million and $2.8 million, respectively.

      The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $52.2 million at November 30, 2000. The Company also had outstanding performance and surety bonds with estimated costs to complete of $343.4 million related principally to its obligations for site improvements at various projects at November 30, 2000. The Company does not believe that any such bonds are likely to be drawn upon.

      The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   Lennar Southwest Holding Corp.:

We have audited the accompanying consolidated balance sheets of Lennar Southwest Holding Corp. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Homes, Inc., as of November 30, 2000 and 1999 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
January 9, 2001

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2000 AND 1999 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
                                                             2000      1999
ASSETS

Cash                                                     $ 29,180  $ 25,965
Inventories                                               249,872   209,232
Other assets                                               17,723     8,299
                                                         --------  --------
                                                         $296,775  $243,496
                                                         ========  ========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                $ 22,440  $ 24,948
   Due to affiliates                                      206,040   173,594
                                                         --------  --------
             Total liabilities                            228,480   198,542
                                                         --------  --------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      issued and outstanding                                    5         5
   Additional paid-in capital                               3,332     3,332
   Retained earnings                                       64,958    41,617
                                                         --------  --------
             Total stockholder's equity                    68,295    44,954
                                                         --------  --------
                                                         $296,775  $243,496
                                                         ========  ========

See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------
                                           2000      1999      1998
REVENUES:
  Sales of homes                       $718,959  $563,315  $427,009
  Sales of land and other revenues       24,522    15,986     5,862
                                       --------  --------  --------
             Total revenues             743,481   579,301   432,871
                                       --------  --------  --------
COSTS AND EXPENSES:
  Cost of homes sold                    582,555   457,306   338,361
  Cost of land and other expenses         9,609     4,942     3,896
  Selling, general and administrative    67,744    51,193    41,144
  Licensing expense to affiliate         35,069    19,539        --
  Interest                               10,240     5,286     5,978
                                       --------  --------  --------
             Total costs and expenses   705,217   538,266   389,379
                                       --------  --------  --------

EARNINGS BEFORE INCOME TAXES             38,264    41,035    43,492

INCOME TAXES                             14,923    16,209    17,397
                                       --------  --------  --------
NET EARNINGS                           $ 23,341  $ 24,826  $ 26,095
                                       ========  ========  ========

See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------
                                           Additional
                                Common       Paid-in     Retained
                                Stock        Capital     Earnings        Total
                               --------     --------     --------      --------
Balance, November 30, 1997     $      5     $  3,332     $ (9,304)     $ (5,967)

  1998 net earnings                  --           --       26,095        26,095
                               --------     --------     --------      --------
Balance, November 30, 1998            5        3,332       16,791        20,128

  1999 net earnings                  --           --       24,826        24,826
                               --------     --------     --------      --------
Balance, November 30, 1999            5        3,332       41,617        44,954

  2000 net earnings                  --           --       23,341        23,341
                               --------     --------     --------      --------
Balance, November 30, 2000     $      5     $  3,332     $ 64,958      $ 68,295
                               ========     ========     ========      ========

See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                          2000       1999       1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                        $ 23,341   $ 24,826   $ 26,095
  Adjustments to reconcile net earnings to net
    cash used in operating activities:
      Depreciation and amortization                        771        686        780
      Changes in assets and liabilities:
        Increase in inventories                        (41,217)   (53,473)   (45,983)
        (Increase) decrease in other assets             (9,618)    (4,997)     6,942
        Increase (decrease) in accounts payable
          and other liabilities                         (2,508)     6,483     (1,134)
                                                      --------   --------   --------
           Net cash used in operating activities       (29,231)   (26,475)   (13,300)
                                                      --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in amounts due to affiliates                 32,446     37,667     27,482
                                                      --------   --------   --------
           Net cash provided by financing activities    32,446     37,667     27,482
                                                      --------   --------   --------
NET INCREASE IN CASH                                     3,215     11,192     14,182

CASH AT BEGINNING OF YEAR                               25,965     14,773        591
                                                      --------   --------   --------
CASH AT END OF YEAR                                   $ 29,180   $ 25,965   $ 14,773
                                                      ========   ========   ========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

See accompanying notes to consolidated financial statements.

LENNAR SOUTHWEST HOLDING CORP. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Southwest Holding Corp. and all subsidiaries and partnerships in which a controlling interest is held (the "Company"). The Company is a wholly-owned subsidiary of Lennar Homes, Inc. which is a wholly-owned subsidiary of Lennar Corporation. All significant intercompany transactions have been eliminated.

      The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and through partnerships in which it has investments.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate including the sales of land are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

      Cash - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Cash as of November 30, 2000 and 1999 included $13.2 million and $0.4 million, respectively, of cash held in escrow for periods of up to three days.

      Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs to inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed at November 30, 2000 or 1999.

      Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

      Due to Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

      Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized and added to the cost of those properties as long as the properties are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to debt incurred by Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

      Operating Equipment - Operating equipment is recorded at cost. Depreciation is calculated to amortize the cost of depreciable assets over their estimated useful lives using the straight-line method. The estimated useful life is 2 to 5 years. Operating equipment is included in other assets in the consolidated balance sheets.

      Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      Fair Value of Financial Instruments - The carrying amounts of cash and accounts payable approximate fair value.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of SFAS No. 133 will not have a material impact on the Company's results of operations or financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable for the Company beginning in the fourth quarter of the year ending November 30, 2001. Management does not currently believe that the implementation of SAB No. 101 will have a material impact on the Company's results of operations or financial position.

2.    INCOME TAXES

      The provision for income taxes consisted of the following:

                                           Years Ended November 30,
      (Dollars in thousands)          2000           1999            1998
      ----------------------------------------------------------------------
      Current:
        Federal                    $17,463        $12,172         $16,067
        State                        2,031          2,318           2,001
                                   -------        -------         -------
                                    19,494         14,490          18,068
                                   -------        -------         -------
      Deferred:
        Federal                     (4,159)         1,493            (363)
        State                         (412)           226            (308)
                                   -------        -------         -------
                                    (4,571)         1,719            (671)
                                   -------        -------         -------
                                   $14,923        $16,209         $17,397
                                   =======        =======         =======

      The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset (liability) are as follows:

                                                       November 30,
      (Dollars in thousands)                       2000             1999
      ------------------------------------------------------------------
      Deferred tax assets:
        Capitalized expenses                     $2,820          $    --
                                                 ------          -------
          Total deferred tax assets               2,820               --
                                                 ------          -------
      Deferred tax liabilities:
        Capitalized expenses                         --            3,156
        Other                                     1,405               --
                                                 ------          -------
          Total deferred tax liabilities          1,405            3,156
                                                 ------          -------
          Net deferred tax asset (liability)     $1,415          $(3,156)
                                                 ======          =======

      The net deferred tax asset of $1.4 million at November 30, 2000 is included in other assets and the net deferred tax liability of $3.2 million at November 30, 1999 is included in accounts payable and other liabilities in the consolidated balance sheets.

3.    RELATED PARTY TRANSACTIONS

      On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to the Company the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The fee and its related interest comprise the classification "licensing expense to affiliate" in the consolidated statements of earnings. On a quarterly basis, these amounts are paid by Lennar Corporation to Greystone. The amounts paid by Lennar Corporation on behalf of the Company are included in due to affiliates in the Company's consolidated balance sheets, and bear interest at 9% annually. The term of the agreement ends on November 30, 2001, with automatic one year renewals unless terminated earlier by three-months written notice by either party.

      During 2000 and 1999, Lennar Corporation and its subsidiaries advanced funds to the Company which had no stated repayment terms. At November 30, 2000 and 1999, the Company had a payable to affiliates of $206.0 million and $173.6 million, respectively.

4.    COMMITMENTS AND CONTINGENT LIABILITIES

      The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition of the Company.

      The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to manage the financial risk of adverse market conditions associated with longer-term land holdings.

      The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2001 - $0.9 million; 2002 - $0.9 million; 2003 - $0.8 million; 2004 - $0.7 million; 2005 - $0.6 million and thereafter - $2.2 million. Rental expense for the years ended November 30, 2000, 1999 and 1998 was $0.9 million, $0.7 million and $0.5 million, respectively.

      The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $26.7 million at November 30, 2000. The Company also had outstanding performance and surety bonds with estimated costs to complete of $1.7 million related principally to its obligations for site improvements at various projects at November 30, 2000. The Company does not believe that any such bonds are likely to be drawn upon.

      The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   Lennar Homes of California, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Homes of California, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Homes, Inc., as of November 30, 2000 and 1999 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
January 9, 2001

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2000 AND 1999 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
                                                             2000      1999
ASSETS

Inventories                                              $145,067  $217,594
Investments in partnerships                                25,064    25,654
Other assets                                                3,010     3,481
                                                         --------  --------
                                                         $173,141  $246,729
                                                         ========  ========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                $ 33,902  $ 26,968
   Mortgage note payable                                    2,000     2,200
   Due to affiliates                                       87,486   175,548
                                                         --------  --------
             Total liabilities                            123,388   204,716
                                                         --------  --------
STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      issued and outstanding                                    5         5
   Retained earnings                                       49,748    42,008
                                                         --------  --------
             Total stockholder's equity                    49,753    42,013
                                                         --------  --------
                                                         $173,141  $246,729
                                                         ========  ========

See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------
                                           2000      1999      1998
REVENUES:
  Sales of homes                       $419,508  $348,084  $262,345
  Sales of land and other revenues       16,606       520    12,415
                                       --------  --------  --------
             Total revenues             436,114   348,604   274,760
                                       --------  --------  --------
COSTS AND EXPENSES:
  Cost of homes sold                    327,229   265,730   187,927
  Cost of land and other expenses        18,702     3,588    10,923
  Selling, general and administrative    44,918    38,946    25,135
  Licensing expense to affiliate         20,696    11,039        --
  Interest                               11,880     7,555    12,219
                                       --------  --------  --------
             Total costs and expenses   423,425   326,858   236,204
                                       --------  --------  --------
EARNINGS BEFORE INCOME TAXES             12,689    21,746    38,556

INCOME TAXES                              4,949     8,590    15,423
                                       --------  --------  --------
NET EARNINGS                           $  7,740  $ 13,156  $ 23,133
                                       ========  ========  ========

See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------
                                Common     Retained
                                Stock      Earnings     Total

Balance, November 30, 1997     $     5     $ 5,719     $ 5,724

  1998 net earnings                 --      23,133      23,133
                               -------     -------     -------
Balance, November 30, 1998           5      28,852      28,857

  1999 net earnings                 --      13,156      13,156
                               -------     -------     -------
Balance, November 30, 1999           5      42,008      42,013

  2000 net earnings                 --       7,740       7,740
                               -------     -------     -------
Balance, November 30, 2000     $     5     $49,748     $49,753
                               =======     =======     =======

See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                 2000        1999        1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                              $   7,740   $  13,156   $  23,133
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                             3,166       5,215         660
      Equity in loss from partnerships                          3,783         247         422
      Changes in assets and liabilities,
        net of effects from acquisitions:
        Decrease in inventories                                69,468       1,635      85,265
        Decrease in other assets                                  364       1,646       1,159
        Increase in accounts payable and other liabilities      6,934       4,567       3,958
                                                            ---------   ---------   ---------
           Net cash provided by operating activities           91,455      26,466     114,597
                                                            ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in investments in partnerships, net                 (3,193)    (13,741)    (12,582)
                                                            ---------   ---------   ---------
           Net cash used in investing activities               (3,193)    (13,741)    (12,582)
                                                            ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                         --         167       3,123
  Principal payments on borrowings                               (200)    (12,682)       (790)
  Decrease in amounts due to affiliates                       (88,062)     (3,630)   (101,310)
                                                            ---------   ---------   ---------
           Net cash used in financing activities              (88,262)    (16,145)    (98,977)
                                                            ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH                                    --      (3,420)      3,038

CASH AT BEGINNING OF YEAR                                          --       3,420         382
                                                            ---------   ---------   ---------
CASH AT END OF YEAR                                         $      --   $      --   $   3,420
                                                            =========   =========   =========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

Supplemental disclosures of non-cash investing and financing activities:

  Purchases of inventory financed by sellers                $      --   $  11,680   $   7,996
  Fair value of assets acquired in acquisitions             $      --   $      --   $ 216,408
  Liabilities assumed in acquisitions                       $      --   $      --   $   5,456

See accompanying notes to consolidated financial statements.

LENNAR HOMES OF CALIFORNIA, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Homes, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Homes of California, Inc. and all subsidiaries and partnerships in which a controlling interest is held (the "Company"). The Company is a wholly-owned subsidiary of Lennar Homes, Inc. which is a wholly-owned subsidiary of Lennar Corporation. The Company's investments in partnerships (and similar entities) in which a significant, but less than a controlling, interest is held are accounted for by the equity method. All significant intercompany transactions have been eliminated.

      The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and through partnerships in which it has investments.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate, including the sale of land, are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

      Cash - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

      Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs to inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed at November 30, 2000 or 1999.

      Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

      Due to Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

      Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized and added to the cost of those properties as long as the properties are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets as well as debt incurred by Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

      Operating Equipment - Operating equipment is recorded at cost. Depreciation is calculated to amortize the cost of depreciable assets over their estimated useful lives using the straight-line method. The estimated useful life is 2 to 5 years. Operating equipment is included in other assets in the consolidated balance sheets.

      Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      Fair Value of Financial Instruments - The carrying amounts of accounts payable and the mortgage note payable approximate fair value.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of SFAS No. 133 will not have a material impact on the Company's results of operations or financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable for the Company beginning in the fourth quarter of the year ending November 30, 2001. Management does not currently believe that the implementation of SAB No. 101 will have a material impact on the Company's results of operations or financial position.

2.    ACQUISITIONS

      In 1998, the Company acquired the properties of two California homebuilders, ColRich Communities and Polygon Communities. Lennar Corporation paid $126.2 million in cash and issued $85.1 million in Lennar Corporation common stock. These amounts paid on the Company's behalf are included in due to affiliates in the consolidated balance sheets. The Company acquired assets (primarily inventories) with a fair value of $216.4 million and assumed liabilities of $5.5 million.

3.    MORTGAGE NOTE PAYABLE

      At November 30, 2000 and 1999, the Company had a mortgage note on land bearing interest at 10.0% maturing in 2008 with an outstanding balance of $2.0 million and $2.2 million, respectively. This borrowing is collateralized by land.

4.    INCOME TAXES

      The provision for income taxes consisted of the following:

                                         Years Ended November 30,
      (Dollars in thousands)        2000           1999            1998
      -------------------------------------------------------------------
      Current:
        Federal                  $ 7,972        $ 4,095        $ 14,310
        State                        927            780           1,782
                                 -------        -------        --------
                                   8,899          4,875          16,092
                                 -------        -------        --------
      Deferred:
        Federal                   (3,594)         3,226            (362)
        State                       (356)           489            (307)
                                 -------        -------        --------
                                  (3,950)         3,715            (669)
                                 -------        -------        --------
                                 $ 4,949        $ 8,590        $ 15,423
                                 =======        =======        ========

      The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset (liability) are as follows:

                                                    November 30,
      (Dollars in thousands)                      2000        1999
      ------------------------------------------------------------
      Deferred tax assets:
        Acquisition adjustments                $    --     $   527
        Capitalized expenses                     1,637          --
        Other                                    1,789          --
                                               -------     -------
           Total deferred tax assets             3,426         527
                                               -------     -------
      Deferred tax liabilities:
        Capitalized expenses                        --       3,282
        Other                                    2,231          --
                                               -------     -------
           Total deferred tax liabilities        2,231       3,282
                                               -------     -------
           Net deferred tax asset (liability)  $ 1,195     $(2,755)
                                               =======     =======

      The net deferred tax asset of $1.2 million at November 30, 2000 is included in other assets and the net deferred tax liability of $2.8 million at November 30, 1999 is included in accounts payable and other liabilities in the consolidated balance sheets.

5.    RELATED PARTY TRANSACTIONS

      On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to the Company the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The fee and its related interest comprise the classification "licensing expense to affiliate" in the consolidated statements of earnings. On a quarterly basis, these amounts are paid by Lennar Corporation to Greystone. The amounts paid by Lennar Corporation on behalf of the Company are included in due to affiliates in the Company's consolidated balance sheets, and bear interest at 9% annually. The term of the agreement ends on November 30, 2001, with automatic one year renewals unless terminated earlier by three-months written notice by either party.

      During 2000 and 1999, Lennar Corporation and its subsidiaries advanced funds to the Company which had no stated repayment terms. At November 30, 2000 and 1999, the Company had a payable to affiliates of $87.5 million and $175.5 million, respectively.

6.    COMMITMENTS AND CONTINGENT LIABILITIES

      The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition of the Company.

      The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to manage the financial risk of adverse market conditions associated with longer-term land holdings.

      The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2001 - $ 0.8 million; 2002 - $0.8 million; 2003 - $0.8 million; 2004 - $0.5 million and 2005 - $0.1 million. Rental expense for the years ended November 30, 2000, 1999 and 1998 was $1.7 million, $0.7 million and $0.3 million, respectively.

      The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $4.6 million at November 30, 2000. The Company also had outstanding performance and surety bonds with estimated costs to complete of $190.8 million related principally to its obligations for site improvements at various projects at November 30, 2000. The Company does not believe that any such bonds are likely to be drawn upon.

      The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   Greystone Homes, Inc.:

We have audited the accompanying consolidated balance sheets of Greystone Homes, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2000 and 1999 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
January 9, 2001

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2000 AND 1999 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
                                                                2000      1999
ASSETS

Inventories                                                 $313,613  $369,380
Goodwill, net                                                 38,742    41,032
Other assets                                                  31,209    29,918
Due from affiliates                                          118,656        --
                                                            --------  --------
                                                            $502,220  $440,330
                                                            ========  ========
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                   $ 51,262  $ 39,017
   Mortgage notes payable                                        672     8,040
   Due to affiliates                                              --    38,274
                                                            --------  --------
             Total liabilities                                51,934    85,331
                                                            --------  --------
STOCKHOLDER'S EQUITY:
   Common stock, $0.01 par value; 1,000 shares authorized,
      issued and outstanding                                      --        --
   Additional paid-in capital                                216,073   216,073
   Retained earnings                                         234,213   138,926
                                                            --------  --------
             Total stockholder's equity                      450,286   354,999
                                                            --------  --------
                                                            $502,220  $440,330
                                                            ========  ========

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
---------------------------------------------------------------------
                                           2000      1999      1998

REVENUES:
  Sales of homes                       $646,206  $823,317  $621,309
  Sales of land and other revenues      110,822   100,223    21,293
  Licensing revenues from affiliates    104,677    63,285        --
                                       --------  --------  --------
             Total revenues             861,705   986,825   642,602
                                       --------  --------  --------
COSTS AND EXPENSES:
  Cost of homes sold                    495,930   634,103   491,168
  Cost of land and other expenses        99,606    91,876    13,198
  Selling, general and administrative    89,017    86,023    69,903
  Interest                               20,944    23,159     9,684
                                       --------  --------  --------
             Total costs and expenses   705,497   835,161   583,953
                                       --------  --------  --------
EARNINGS BEFORE INCOME TAXES            156,208   151,664    58,649

INCOME TAXES                             60,921    59,907    23,459
                                       --------  --------  --------
NET EARNINGS                           $ 95,287  $ 91,757  $ 35,190
                                       ========  ========  ========

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------

                                      Additional
                               Common  Paid-in      Retained
                               Stock   Capital      Earnings       Total

Balance, November 30, 1997     $  --   $216,073     $ 11,979     $228,052

  1998 net earnings               --         --       35,190       35,190
                               -----   --------     --------     --------
Balance, November 30, 1998        --    216,073       47,169      263,242

  1999 net earnings               --         --       91,757       91,757
                               -----   --------     --------     --------
Balance, November 30, 1999        --    216,073      138,926      354,999

  2000 net earnings               --         --       95,287       95,287
                               -----   --------     --------     --------
Balance, November 30, 2000     $  --   $216,073     $234,213     $450,286
                               =====   ========     ========     ========

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                            2000        1999        1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                         $  95,287   $  91,757   $  35,190
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation and amortization, net                                  12,874      13,516        (564)
      Changes in assets and liabilities:
        (Increase) decrease in inventories                                45,449      41,966     (93,765)
        (Increase) decrease in other assets                               (1,557)     17,504     (15,039)
        Increase (decrease) in accounts payable and other liabilities     12,245        (971)         16
                                                                       ---------   ---------   ---------
           Net cash provided by (used in) operating activities           164,298     163,772     (74,162)
                                                                       ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on borrowings                                        (7,368)   (143,255)     (4,579)
  (Increase) decrease in amounts due from affiliates                    (118,656)         --      19,950
  Increase (decrease) in amounts due to affiliates                       (38,274)    (41,514)     79,788
                                                                       ---------   ---------   ---------
           Net cash provided by (used in) financing activities          (164,298)   (184,769)     95,159
                                                                       ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH                                               --     (20,997)     20,997

CASH AT BEGINNING OF YEAR                                                     --      20,997          --
                                                                       ---------   ---------   ---------
CASH AT END OF YEAR                                                    $      --   $      --   $  20,997
                                                                       =========   =========   =========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

Supplemental disclosures of non-cash investing and financing activities:

  Purchases of inventory financed by sellers                           $      --   $   6,505   $  14,825

See accompanying notes to consolidated financial statements.

GREYSTONE HOMES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Greystone Homes, Inc., a wholly-owned subsidiary of Lennar Corporation, and all subsidiaries and partnerships in which a controlling interest is held (the "Company"). All significant intercompany transactions have been eliminated.

      The Company operates in one operating and reporting segment - homebuilding. Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and through partnerships in which it has investments.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate, including the sale of land, are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

      Cash - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

      Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs to inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed at November 30, 2000 or 1999.

      Start-up costs, construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

      Due from/to Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

      Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized and added to the cost of those properties as long as the properties are being actively developed. Interest costs relieved from inventories are included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheets as well as debt incurred by the Company's parent, Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

      Operating Equipment - Operating equipment is recorded at cost. Depreciation is calculated to amortize the cost of depreciable assets over their estimated useful lives using the straight-line method. The estimated useful life is 2 to 5 years. Operating equipment is included in other assets in the consolidated balance sheets.

      Goodwill - Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is amortized by the Company on a straight-line basis over 20 years. At November 30, 2000 and 1999, goodwill was $38.7 million and $41.0 million, respectively (net of accumulated amortization of $7.1 million and $4.8 million, respectively). In the event that facts and circumstances indicate that the carrying value of goodwill may be impaired, an evaluation of recoverability is performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the goodwill would be compared to the carrying amount to determine if a write-down to fair value based on discounted cash flows was required. No impairment existed at November 30, 2000 or 1999.

      Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      Fair Value of Financial Instruments - The carrying amounts of accounts payable and mortgage notes payable approximate fair value.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of SFAS No. 133 will not have a material impact on the Company's results of operations or financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable for the Company beginning in the fourth quarter of the year ending November 30, 2001. Management does not currently believe that the implementation of SAB No. 101 will have a material impact on the Company's results of operations or financial position.

2.    MORTGAGE NOTES PAYABLE

      At November 30, 2000 and 1999, the Company had mortgage notes on land with fixed interest rates ranging from 9.0% to 10.0% due through 2001 with an outstanding balance of $0.7 million and $8.0 million, respectively. These borrowings are collateralized by land.

      In 1999, Lennar Corporation redeemed all of the Company's outstanding 10 3/4% senior notes due 2004, at a price of 105.375% of the principal amount outstanding plus accrued interest. Cash paid to redeem the notes was $132 million, which approximated their carrying value.

3.    INCOME TAXES

         The provision for income taxes consisted of the following:

                                      Years Ended November 30,
      (Dollars in thousands)   2000             1999            1998
      --------------------------------------------------------------
      Current:
        Federal            $ 51,687         $ 45,105        $ 24,470
        State                 6,011            8,591           3,047
                           --------         --------        --------
                             57,698           53,696          27,517
                           --------         --------        --------
      Deferred:
        Federal               2,933            5,393          (2,196)
        State                   290              818          (1,862)
                           --------         --------        --------
                              3,223            6,211          (4,058)
                           --------         --------        --------
                           $ 60,921         $ 59,907        $ 23,459
                           ========         ========        ========

      The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

                                                           November 30,
      (Dollars in thousands)                           2000            1999
      ---------------------------------------------------------------------
      Deferred tax assets:
        Acquisition adjustments                    $ 10,158        $ 12,992
        Reserves and accruals                        21,390          16,455
        Net operating loss and capital loss
          carryforwards, tax affected                 4,466           5,788
        Capitalized expenses                          5,305              --
        Deferred gains                                1,959              --
        Investments in partnerships                     745             764
                                                   --------        --------
         Deferred tax assets                         44,023          35,999
         Less: valuation allowance                   (7,117)         (8,508)
                                                   --------        --------
          Total deferred tax assets, net             36,906          27,491
                                                   --------        --------
      Deferred tax liabilities:
        Capitalized expenses                             --           3,591
        Deferred gains                                   --             158
        Other                                        16,387              --
                                                   --------        --------
          Total deferred tax liabilities             16,387           3,749
                                                   --------        --------
          Net deferred tax asset                   $ 20,519        $ 23,742
                                                   ========        ========

      The net deferred tax asset is included in other assets in the consolidated balance sheets. SFAS No. 109 requires the reduction of the deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that a portion or all of the deferred tax asset will not be realized. At November 30, 2000 and 1999, the Company had a valuation allowance of $7.1 million and $8.5 million, respectively, for net operating loss and capital loss carryforwards and certain acquisition adjustments which currently are not expected to be realized. Based on management's assessment, it is more likely than not that the net deferred tax asset will be realized through future taxable earnings.

4.    RELATED PARTY TRANSACTIONS

      On April 1, 1999, Lennar Corporation entered into an agreement with Greystone Homes of Nevada, Inc. ("Greystone"), a wholly-owned subsidiary of Lennar Corporation, whereby Greystone has granted to affiliates of Lennar Corporation the right to use certain property for a fee. Unpaid fees bear interest at 9% annually. The classification "licensing revenues from affiliates" in the consolidated statements of earnings is comprised of the affiliates' fee and interest. On a quarterly basis, these amounts are paid to Greystone by Lennar Corporation. The term of the agreement ends on November 30, 2001, with automatic one year renewals unless terminated earlier by three-months written notice by either party.

      On April 1, 1999, Lennar Corporation entered into a financing arrangement with Greystone which matures on December 31, 2001, whereby Lennar Corporation may borrow up to $400 million from Greystone at an interest rate of 9% payable quarterly. During 2000, Lennar Corporation borrowed $178.4 million under this financing arrangement.

      During 2000 and 1999, Lennar Corporation and its subsidiaries advanced and borrowed funds to and from the Company which had no stated repayment terms. At November 30, 2000, the Company had a $118.7 million receivable from affiliates. At November 30, 1999, the Company had a $38.3 million payable to affiliates.

5.    COMMITMENTS AND CONTINGENT LIABILITIES

      The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition of the Company.

      The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to manage the financial risk of adverse market conditions associated with longer-term land holdings.

      The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2001 - $1.4 million; 2002 - $1.1 million; 2003 - $0.7 million; 2004 - $0.6 million and 2005 - $0.2 million. Rental expense for the years ended November 30, 2000, 1999 and 1998 was $2.2 million, $1.6 million and $1.8 million, respectively.

      The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $12.2 million at November 30, 2000. The Company also had outstanding performance and surety bonds with estimated costs to complete of $124.1 million related principally to its obligations for site improvements at various projects at November 30, 2000. The Company does not believe that any such bonds are likely to be drawn upon.

      The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   U.S. Home Corporation:

We have audited the accompanying consolidated balance sheet of U.S. Home Corporation and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2000 and the related consolidated statements of earnings, stockholder's equity and cash flows for the period from inception (February 15, 2000) to November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2000, and the results of its operations and its cash flows for the period from inception (February 15, 2000) to November 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
January 9, 2001

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEET
NOVEMBER 30, 2000 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
ASSETS

Homebuilding:
  Cash                                                        $   56,084
  Receivables, net                                                14,135
  Inventories                                                  1,180,130
  Investments in partnerships                                     82,087
  Goodwill, net                                                   46,418
  Other assets                                                   105,493
                                                              ----------
                                                               1,484,347

Financial services                                               148,870
                                                              ----------
                                                              $1,633,217
                                                              ==========
LIABILITIES AND STOCKHOLDER'S EQUITY

Homebuilding liabilities:
   Accounts payable and other liabilities                     $  290,065
   Mortgage notes and other debts payable                         32,897
   Due to affiliates                                             595,987
                                                              ----------
                                                                 918,949

Financial services liabilities                                   143,976

Stockholder's equity:
   Common stock, $0.10 par value; 5,000 shares authorized,
      issued and outstanding                                           1
   Additional paid-in capital                                    510,249
   Retained earnings                                              60,042
                                                              ----------
             Total stockholder's equity                          570,292
                                                              ----------
                                                              $1,633,217
                                                              ==========

See accompanying notes to consolidated financial statements

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENT OF EARNINGS
PERIOD FROM INCEPTION (FEBRUARY 15, 2000) TO NOVEMBER 30, 2000
(Dollars in thousands)
--------------------------------------------------------------------------------
REVENUES:
  Homebuilding                                                $1,371,002
  Financial services                                              26,418
                                                              ----------
             Total revenues                                    1,397,420
                                                              ----------
COSTS AND EXPENSES:
  Homebuilding                                                 1,245,747
  Financial services                                              14,370
  General and administrative                                       2,594
  Interest                                                        36,279
                                                              ----------
             Total costs and expenses                          1,298,990
                                                              ----------

EARNINGS BEFORE INCOME TAXES                                      98,430

INCOME TAXES                                                      38,388
                                                              ----------
NET EARNINGS                                                  $   60,042
                                                              ==========

See accompanying notes to consolidated financial statements

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
PERIOD FROM INCEPTION (FEBRUARY 15, 2000) TO NOVEMBER 30, 2000
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                         Additional
                                              Common      Paid-in      Retained
                                              Stock       Capital      Earnings       Total
Initial capitalization                       $      1     $     --     $     --     $      1
  Contribution of capital to acquire
     U.S. Home Corporation (see Note 2)            --      510,249           --      510,249

  Net earnings from February 15, 2000 to
     November 30, 2000                             --           --       60,042       60,042
                                             --------     --------     --------     --------
Balance, November 30, 2000                   $      1     $510,249     $ 60,042     $570,292
                                             ========     ========     ========     ========

See accompanying notes to consolidated financial statements.

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (FEBRUARY 15, 2000) TO NOVEMBER 30, 2000 (Dollars in thousands)

--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                               $  60,042
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                                              8,328
      Equity in earnings from partnerships                                        (211)
      Changes in assets and liabilities, net of effects from acquisition:
        Increase in receivables                                                   (317)
        Decrease in inventories                                                110,256
        Increase in other assets                                                (7,991)
        Increase in financial services loans held for sale or disposition      (27,919)
        Decrease in accounts payable and other liabilities                     (65,351)
                                                                             ---------
           Net cash provided by operating activities                            76,837
                                                                             ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease in operating properties and equipment, net                            2,798
  Increase in investments in partnerships, net                                 (33,115)
  Increase in financial services mortgage loans                                (12,656)
  Acquisition of business - net of cash acquired                              (152,386)
                                                                             ---------
           Net cash used in investing activities                              (195,359)
                                                                             ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under financial services short-term debt                      113,260
  Payments for tender of senior notes                                         (519,759)
  Proceeds from borrowings                                                       2,981
  Principal payments on borrowings                                            (253,286)
  Contributed capital                                                          243,383
  Increase in amounts due to affiliates                                        595,987
                                                                             ---------
           Net cash provided by financing activities                           182,566
                                                                             ---------
CASH AT END OF PERIOD                                                        $  64,044
                                                                             =========
Summary of cash:
   Homebuilding                                                              $  56,084
   Financial services                                                            7,960
                                                                             ---------
                                                                             $  64,044
                                                                             =========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid.

Supplemental disclosures of non-cash investing and financing activities:
  Purchases of inventory financed by sellers                                $      279
  Fair value of assets acquired in U.S. Home acquisition,
    inclusive of cash of $90,997                                            $1,654,444
  Goodwill recorded                                                         $   47,809
  Liabilities assumed in U.S. Home acquisition                              $1,192,004

See accompanying notes to consolidated financial statements.

U.S. HOME CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (FEBRUARY 15, 2000) TO NOVEMBER 30, 2000
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Consolidation - The accompanying consolidated financial statements include the accounts of U.S. Home Corporation, a wholly-owned subsidiary of Lennar Corporation, and all subsidiaries and partnerships in which a controlling interest is held (the "Company" or "U.S. Home"). The Company's investments in partnerships (and similar entities) in which a significant, but less than a controlling, interest is held are accounted for by the equity method. All significant intercompany transactions have been eliminated.

      U.S. Home was formerly known as LEN Acquisition Corporation. LEN Acquisition Corporation was incorporated on February 15, 2000. In May 2000, U.S. Home Corporation was acquired by LEN Acquisition Corporation. LEN Acquisition Corporation was subsequently renamed U.S. Home Corporation. See Note 2.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition - Revenue from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate (including the sales of land and operating properties) are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

      Cash - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Cash as of November 30, 2000 included $26.8 million of cash held in escrow for periods of up to three days.

      Inventories - Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs to inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment existed at November 30, 2000.

      Start-up costs and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated proportionately to homes within the respective area.

      Due to Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

      Interest and Real Estate Taxes - Interest and real estate taxes attributable to land and homes are capitalized and added to the cost of those properties as long as the properties are being actively developed. Interest related to homebuilding, including interest costs relieved from inventories, is included in interest expense. Interest costs result from the interest related to the Company's outstanding debt as disclosed in the consolidated balance sheet as well as debt incurred by the Company's parent, Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year. Interest expense relating to the financial services operations is included in its respective costs and expenses.

      Operating Equipment - Operating equipment is recorded at cost. Depreciation is calculated to amortize the cost of depreciable assets over their estimated useful lives using the straight-line method. The estimated useful life for operating equipment is 3 to 10 years. Operating equipment is included in other assets in the consolidated balance sheet.

      Derivative Financial Instruments - The Financial Services Division, in the normal course of business, uses derivative financial instruments to reduce its exposure to fluctuations in interest rates. The Division enters into forward commitments and option contracts to protect the value of loans held for sale or disposition from increases in market interest rates. Adjustments are made to the carrying values of these loans based on changes in the market value of these hedging contracts (see Note 8).

      Goodwill - Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is amortized by the Company on a straight-line basis over 20 years. At November 30, 2000, goodwill was $46.4 million (net of accumulated amortization of $1.4 million). In the event that facts and circumstances indicate that the carrying value of goodwill may be impaired, an evaluation of recoverability is performed. If an evaluation was required, the estimated future undiscounted cash flows associated with the goodwill would be compared to the carrying amount to determine if a write-down to fair value based on discounted cash flows was required. No impairment existed at November 30, 2000.

      Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      Financial Services - Mortgage loans held for sale or disposition by the Financial Services Division are recorded at the lower of cost or market, as determined on an aggregate basis. Premiums and discounts recorded on these loans are presented as an adjustment to the carrying amount of the loans and are not amortized. When the Division sells loans into the secondary market, a gain or loss is recognized to the extent that the sales proceeds exceed, or are less than, the book value of the loans or the securities. Loan origination fees, net of direct origination costs, are deferred and recognized as a component of the gain or loss when loans are sold. The Division does not retain or service the mortgages that it originates but, rather, sells the mortgages and related servicing rights to investors.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of SFAS No. 133 will not have a material impact on the Company's results of operations or financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable for the Company beginning in the fourth quarter of the year ending November 30, 2001. Management does not currently believe that the implementation of SAB No. 101 will have a material impact on the Company's results of operations or financial position.

      In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 140 replaces SFAS No. 125, Accounting for Transfers and Servicing of Financial Liabilities Assets and Extinguishments of Liabilities. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Management does not currently believe that the implementation of SFAS No. 140 will have a material impact on the Company's results of operations or financial position.

2.    ACQUISITION

      On May 3, 2000, U.S. Home Corporation was acquired by LEN Acquisition Corporation in a transaction in which U.S. Home stockholders received a total of approximately $243 million in cash and 13 million shares of Lennar Corporation common stock amounting to approximately $267 million. LEN Acquisition Corporation was subsequently renamed U.S. Home Corporation.

      The acquisition was accounted for using the purchase method of accounting. In connection with the transaction, the Company acquired assets with a fair value of $1.7 billion, assumed liabilities with a fair value of $1.2 billion and recorded goodwill of $48 million. Goodwill is being amortized on a straight-line basis over 20 years. The results of U.S. Home are included in the Company's consolidated statement of earnings since the acquisition date. Revenues and net earnings on an unaudited pro forma basis would have been $2.2 billion and $101.8 million, respectively, for the year ended November 30, 2000 had the acquisition occurred on December 1, 1999. The pro forma information gives effect to actual operating results prior to the acquisition, adjusted for the pro forma effect of interest expense, amortization of goodwill, and certain other adjustments, together with their related income tax effect. The pro forma information does not purport to be indicative of the results of operations which would have actually been reported had the acquisition occurred on December 1, 1999.

3.    OPERATING AND REPORTING SEGMENTS

      The Company has two operating and reporting segments: Homebuilding and Financial Services. The Company's reportable segments are strategic business units that offer different products and services. The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 1.

      Homebuilding

      Homebuilding operations include the sale and construction of single-family attached and detached homes. These activities also include the purchase, development and sale of residential land by the Company and through partnerships in which it has investments. The following table sets forth financial information relating to the homebuilding operations:

      Period from inception (February 15, 2000) to November 30, 2000
      (Dollars in thousands)
      --------------------------------------------------------------------------
      Revenues:
      Sales of homes                                                  $1,344,084
      Sales of land and other revenues                                    26,707
      Equity in earnings from partnerships                                   211
                                                                      ----------
        Total revenues                                                 1,371,002
                                                                      ----------
      Costs and expenses:
      Cost of homes sold                                               1,101,223
      Cost of land and other expenses                                     21,381
      Selling, general and administrative                                123,143
                                                                      ----------
        Total costs and expenses                                       1,245,747
                                                                      ----------
      Operating earnings                                              $  125,255
                                                                      ==========
      Depreciation and amortization                                   $    8,147
                                                                      ==========
      Additions to operating equipment                                $    2,487
                                                                      ==========

      Financial Services

      The Company's Financial Services Division provides mortgage financing for U.S. Home homebuyers and others. The Division also packages and resells residential mortgage loans. The following table sets forth financial information relating to the financial services operations:

      Period from inception (February 15, 2000) to November 30, 2000
      (Dollars in thousands)
      --------------------------------------------------------------------------
      Revenues                                                          $26,418
      Costs and expenses                                                 14,370
                                                                        -------
      Operating earnings                                                $12,048
                                                                        =======
      Depreciation and amortization                                     $   181
                                                                        =======
      Interest income, net                                              $ 3,051
                                                                        =======
      Additions to operating equipment                                  $   235
                                                                        =======

4.    RECEIVABLES

      (Dollars in thousands)                                  November 30, 2000
      --------------------------------------------------------------------------
      Accounts receivable                                               $ 8,239
      Mortgages and notes receivable                                      5,977
                                                                        -------
                                                                         14,216
      Allowance for doubtful accounts                                       (81)
                                                                        -------
                                                                        $14,135
                                                                        =======

5.    MORTGAGE NOTES AND OTHER DEBTS PAYABLE

      (Dollars in thousands)                                  November 30, 2000
      --------------------------------------------------------------------------
      7.95% senior notes due 2001                                       $ 3,467
      8.25% senior notes due 2004                                           980
      7.75% senior notes due 2005                                         2,279
      8.88% senior subordinated notes due 2007                            4,800
      8.875% senior subordinated notes due 2009                           1,387
      Mortgage notes on land with fixed interest rates from
        6.0% to 10.0% due through 2009                                   19,984
                                                                        -------
                                                                        $32,897
                                                                        =======

      As a result of LEN Acquisition Corporation's acquisition of U.S. Home, holders of U.S. Home's publicly-held notes totaling $525 million were entitled to require U.S. Home to repurchase the notes for 101% of their principal amount within 90 days after the transaction was completed. Independent of that requirement, in April 2000, Lennar Corporation made a tender offer for all of the notes and a solicitation of consents to modify provisions of the indentures relating to the notes. As a result of the tender offer and required repurchases after the acquisition, Lennar Corporation paid approximately $520 million, which includes tender and consent fees, for $508 million of U.S. Home's notes. These amounts paid on the Company's behalf are included in due to affiliates in the consolidated balance sheet.

      The minimum aggregate principal maturities of mortgage notes and other debts payable during the five years subsequent to November 30, 2000 are as follows: 2001 - $7.1 million; 2002 - $15.4 million; 2004 - $1.3 million;
      2005 - $2.5 million and $6.6 million thereafter. All of the notes secured by land contain collateral release provisions for accelerated payment which may be made as necessary to maintain construction schedules.

6.    FINANCIAL SERVICES

      The assets and liabilities related to the Company's financial services operations (as described in Note 3) were as follows:

      (Dollars in thousands)                                  November 30, 2000
      --------------------------------------------------------------------------
      Assets:
        Cash and receivables, net                                     $  26,814
        Mortgage loans held for sale or disposition, net                100,459
        Mortgage loans, net                                              19,421
        Other                                                             2,176
                                                                      ---------
                                                                      $ 148,870
                                                                      =========
      Liabilities:
        Revolving credit facilities                                   $ 123,724
        Other                                                            20,252
                                                                      ---------
                                                                      $ 143,976
                                                                      =========

      At November 30, 2000, the Financial Services Division had two revolving credit facilities of $90 million and $10 million. At November 30, 2000, the commitment amount for the $90 million facility was temporarily increased to $120 million for a thirty-day period ending December 30, 2000. Borrowings under both of these facilities were $123.7 million at November 30, 2000, and were primarily collateralized by mortgage loans with outstanding principal balances of $114.8 million. There are several interest rate pricing options which fluctuate with market rates. The borrowing rates have been reduced to the extent that custodial escrow balances exceeded required compensating balance levels. The effective interest rates on the $90 million facility and the $10 million facility at November 30, 2000 were 7.7% and 8.6%, respectively. The $90 million facility and the $10 million facility mature in November 2002 and May 2001, respectively.

 7.   INCOME TAXES

      The provision for income taxes consisted of the following:

      Period from inception (February 15, 2000) to November 30, 2000
      (Dollars in thousands)
      --------------------------------------------------------------------------
      Current:
        Federal                           $ 31,465
        State                                3,659
                                          --------
                                            35,124
                                          --------
      Deferred:
        Federal                              2,970
        State                                  294
                                          --------
                                             3,264
                                          --------
                                          $ 38,388
                                          ========

      The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

      (Dollars in thousands)                       November 30, 2000
      ---------------------------------------------------------------
      Deferred tax assets:
        Acquisition adjustments                              $ 61,891
        Reserves and accruals                                  24,158
        Investments in partnerships                               114
        Other                                                   2,281
                                                             --------
          Total deferred tax assets                            88,444
                                                             --------
      Deferred tax liabilities:
        Capitalized expenses                                   31,161
        Deferred gains                                             75
        Other                                                   4,491
                                                             --------
          Total deferred tax liabilities                       35,727
                                                             --------
          Net deferred tax asset                             $ 52,717
                                                             ========

      The net deferred tax asset is included in other assets in the consolidated balance sheet.

8.    FINANCIAL INSTRUMENTS

      The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. At November 30, 2000, the Company believes that the fair value of cash, accounts receivable and accounts payable and other liabilities approximates their carrying value because of their typically liquid, short-term nature and market rate terms.

      At November 30, 2000, the Homebuilding Division's mortgage notes and other debts payable consisted of fixed rate debt. The carrying value of the fixed rate debt approximates fair value based on quoted market prices.

      At November 30, 2000, the fair value of the Financial Services Division's mortgage loans approximate their carrying value based on interest rates on the loans compared to the current market rates and the collectibility, term and type of loans. The fair value of the Financial Services Division's notes and other debts payable approximate their carrying value because these variable rate borrowings are tied to market indices.

      At November 30, 2000, the fair value of commitments to purchase loans was not material based upon the difference between the current value of similar loans and the price at which the Company has committed to originate the loans. The fair value of commitments to sell loan contracts was not material based on the estimated amount that the Company would receive or pay to terminate the commitments at the reporting date based on market prices for similar financial instruments.

      At November 30, 2000, the Financial Services Division's pipeline of loans in process totaled approximately $538.0 million. There is no exposure to credit risk in this type of commitment until the loans are funded. However, the Division uses the same credit policies in the approval of the commitments as are applied to all lending activities. Since a portion of these commitments is expected to expire without being exercised by the borrower, the total commitments do not necessarily represent future cash requirements. There is no exposure to market risk until a rate commitment is extended by the Company to a borrower. Loans in the pipeline of loans in process for which interest rates were committed to the borrower totaled approximately $40.5 million as of November 30, 2000. Substantially all of these commitments are for periods of 60 days or less.

      Mandatory mortgage-backed securities ("MBS") forward commitments are used by the Company to hedge its interest rate exposure during the period from when the Company extends an interest rate lock to a loan applicant until the time at which the loan is sold to an investor. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risk is managed by the Company by entering into agreements with investment bankers with primary dealer status and with permanent investors meeting the credit standards of the Company. At any time, the risk to the Company, in the event of default by the purchaser, is the difference between the contract price and current market value. At November 30, 2000, the Company had open commitments amounting to $64.0 million to sell MBS with varying settlement dates through January 2001.

9.    RELATED PARTY TRANSACTIONS

      During 2000, Lennar Corporation and its subsidiaries advanced funds to the Company which had no stated repayment terms. At November 30, 2000, the Company had a payable to affiliates of $596.0 million.

10.   COMMITMENTS AND CONTINGENT LIABILITIES

      The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition of the Company.

      The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate in the routine conduct of its business. Option contracts for the purchase of land permit the Company to acquire portions of properties when it is ready to build homes on them. The use of option contracts allows the Company to manage the financial risk of adverse market conditions associated with longer-term land holdings.

      The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2001 - $6.4 million; 2002 - $3.7 million; 2003 - $2.6 million; 2004 - $1.3 million; 2005 - $1.0 million and thereafter - $5.8 million. Rental expense for the period from inception (February 15, 2000) to November 30, 2000 was $8.5 million.

      The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $23.4 million at November 30, 2000. The Company also had outstanding performance and surety bonds with estimated costs to complete of $125.4 million related principally to its obligations for site improvements at various projects at November 30, 2000. The Company does not believe that any such bonds are likely to be drawn upon.

      The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   Lennar Land Partners Sub II, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Land Partners Sub II, Inc. and subsidiaries (the "Company"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2000 and 1999 and the related consolidated statements of earnings, stockholder's equity and cash flows for the year ended November 30, 2000 and the period from inception (June 21, 1999) to November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2000 and 1999, and the results of its operations and its cash flows for the year ended November 30, 2000 and the period from inception (June 21, 1999) to November 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
January 9, 2001

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2000 AND 1999 (Dollars in thousands, except par value)
--------------------------------------------------------------------------------
                                                             2000      1999
ASSETS

Cash                                                     $     --  $     78
Land held for development and sale                          2,221    17,113
Investment in partnership                                  56,669    87,206
Other assets                                                  100        75
Due from affiliates                                        82,793     3,450
                                                         --------  --------
                                                         $141,783  $107,922
                                                         ========  ========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and other liabilities                $  4,763  $  2,744
                                                         --------  --------
             Total liabilities                              4,763     2,744
                                                         --------  --------
STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      100 shares issued and outstanding                        --        --
   Additional paid-in capital                              92,420    92,420
   Retained earnings                                       44,600    12,758
                                                         --------  --------
             Total stockholder's equity                   137,020   105,178
                                                         --------  --------
                                                         $141,783  $107,922
                                                         ========  ========

See accompanying notes to consolidated financial statements.

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEAR ENDED NOVEMBER 30, 2000 AND THE PERIOD FROM INCEPTION
(JUNE 21, 1999) TO NOVEMBER 30, 1999 (Dollars in thousands)
--------------------------------------------------------------------------------
                                                                 2000     1999

REVENUES:
  Land sales                                                  $52,423  $15,839
  Equity in earnings from partnership                          21,845    9,213
  Other                                                           262    1,116
                                                              -------  -------
             Total revenues                                    74,530   26,168
                                                              -------  -------
COSTS AND EXPENSES:
  Cost of land sales                                           21,951    4,878
  General and administrative                                      379      202
                                                              -------  -------
             Total costs and expenses                          22,330    5,080
                                                              -------  -------
EARNINGS BEFORE INCOME TAXES                                   52,200   21,088

INCOME TAXES                                                   20,358    8,330
                                                              -------  -------
NET EARNINGS                                                  $31,842  $12,758
                                                              =======  =======

See accompanying notes to consolidated financial statements

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEAR ENDED NOVEMBER 30, 2000 AND THE PERIOD FROM INCEPTION
(JUNE 21, 1999) TO NOVEMBER 30, 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                      Additional
                                           Common      Paid-in      Retained
                                            Stock      Capital      Earnings       Total
Initial capitalization (June 21, 1999)     $    --     $ 92,420     $     --     $ 92,420

  Net earnings from June 21, 1999 to
     November 30, 1999                          --           --       12,758       12,758
                                           -------     --------     --------     --------
Balance, November 30, 1999                      --       92,420       12,758      105,178

  2000 net earnings                             --           --       31,842       31,842
                                           -------     --------     --------     --------
Balance, November 30, 2000                 $    --     $ 92,420     $ 44,600     $137,020
                                           =======     ========     ========     ========

See accompanying notes to consolidated financial statements.

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED NOVEMBER 30, 2000 AND THE PERIOD FROM INCEPTION
(JUNE 21, 1999) TO NOVEMBER 30, 1999 (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                 2000       1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                               $ 31,842   $ 12,758
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Equity in earnings from partnership                                     (21,845)    (9,213)
      Changes in assets and liabilities:
        Decrease in land held for development and sale                         14,892        563
        (Increase) decrease in other assets                                       (25)        12
        Increase (decrease) in accounts payable and other liabilities           2,019     (7,596)
                                                                             --------   --------
           Net cash provided by (used in) operating activities                 26,883     (3,476)
                                                                             --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease in investment in partnership, net                                   52,382      3,105
                                                                             --------   --------
           Net cash provided by investing activities                           52,382      3,105
                                                                             --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Increase) decrease in amounts due from affiliates                          (79,343)       449
                                                                             --------   --------
           Net cash provided by (used in) financing activities                (79,343)       449
                                                                             --------   --------
NET INCREASE (DECREASE) IN CASH                                                   (78)        78

CASH AT BEGINNING OF PERIOD                                                        78         --
                                                                             --------   --------
CASH AT END OF PERIOD                                                        $     --   $     78
                                                                             ========   ========

See Note 1 for supplemental disclosures of cash flow information related to interest and income taxes paid

See accompanying notes to consolidated financial statements

LENNAR LAND PARTNERS SUB II, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED NOVEMBER 30, 2000 AND THE PERIOD FROM INCEPTION
(JUNE 21, 1999) TO NOVEMBER 30, 1999
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Consolidation - The accompanying consolidated financial statements include the accounts of Lennar Land Partners Sub II, Inc., its subsidiaries and a partnership in which an interest is held (the "Company"). The Company is a wholly-owned subsidiary of Lennar Corporation and was formed on June 21, 1999 by the contribution of an investment in partnership. The investment in partnership was recorded at Lennar Corporation's historical carrying value. The Company's investment in partnership is accounted for by the equity method. All significant intercompany transactions have been eliminated.

      The Company operates in one operating and reporting segment - land. The activities in this segment include the purchase, development and sale of residential land by the Company and its partnership.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Revenue Recognition - Revenues from land sales are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

      Cash - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values.

      Land Held for Development and Sale - The cost of land held for development and sale includes direct and indirect costs, capitalized interest and property taxes. The cost of land, major infrastructure, amenities and other common costs are apportioned among the parcels within a real estate community using the area or relative sales value methods, as appropriate. Land is carried at cost, unless the land within a community is determined to be impaired, in which case the impaired land will be written down to fair value. The Company evaluates long-lived assets for impairment based on undiscounted future cash flows of the assets. Write-downs of land deemed to be impaired will be recorded as adjustments to the cost basis of the respective land. No impairment existed at November 30, 2000 or 1999.

      Due from Affiliates - The Company has transactions in the normal course of business with Lennar Corporation and/or affiliated companies.

      Interest and Real Estate Taxes - Interest and real estate taxes attributable to land are capitalized and added to the cost of those properties as long as the properties are being actively developed. Interest costs relieved from inventories are included in "cost of land sales" in the consolidated statements of earnings. Interest costs result from the interest related to debt incurred by the Company's parent, Lennar Corporation. Lennar Corporation allocates a portion of its interest to the Company based on the Company's inventory levels during the year.

      Income Taxes - The Company files a consolidated federal income tax return with Lennar Corporation. Income taxes have been provided at the Company level as if the Company filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar Corporation, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      Fair Value of Financial Instruments - The carrying amounts of cash and accounts payable approximate fair value.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of SFAS No. 133 will not have a material impact on the Company's results of operations or financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable for the Company beginning in the fourth quarter of the year ending November 30, 2001. Management does not currently believe that the implementation of SAB No. 101 will have a material impact on the Company's results of operations or financial position.

2.    INVESTMENT IN PARTNERSHIP

      At November 30, 2000, the Company had a 50% equity interest in a partnership. Financial information related to this partnership accounted for by the equity method was as follows:

                                                     November 30,
      (Dollars in thousands)                        2000      1999
      ------------------------------------------------------------
      Assets:
        Cash                                    $ 17,912  $ 20,085
        Land held for development and sale       150,150   201,787
        Other assets                              90,167    28,866
                                                --------  --------
                                                $258,229  $250,738
                                                ========  ========
      Liabilities and equity:
        Accounts payable and other liabilities $ 38,566 $ 14,880 Mortgage notes and other debts payable 106,325 61,446 Equity of:
          The Company                             56,669    87,206
          Other                                   56,669    87,206
                                                --------  --------
                                                $258,229  $250,738
                                                ========  ========

      Year ended November 30, 2000 and the period from inception (June 21, 1999) to November 30, 1999
      (Dollars in thousands)                        2000      1999
      ------------------------------------------------------------
      Revenues                                  $172,432  $ 73,139
      Costs and expenses                         128,742    54,713
                                                --------  --------
      Net earnings from partnership             $ 43,690  $ 18,426
                                                ========  ========
      Company share of net earnings             $ 21,845  $  9,213
                                                ========  ========

3.    INCOME TAXES

      The provision for income taxes consisted of the following:

      Year ended November 30, 2000 and the period from
      inception (June 21, 1999) to November 30, 1999
      (Dollars in thousands)                                  2000        1999
     -------------------------------------------------------------------------
      Current:
        Federal                                           $ 18,491     $ 6,780
        State                                                2,150       1,292
                                                          --------     -------
                                                            20,641       8,072
                                                          --------     -------
      Deferred:
        Federal                                               (258)        224
        State                                                  (25)         34
                                                          --------     -------
                                                              (283)        258
                                                          --------     -------
                                                          $ 20,358     $ 8,330
                                                          ========     =======

      The actual income tax expense differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the deferred tax assets (liabilities) are as follows:

                                                                November 30,
      (Dollars in thousands)                                  2000        1999
     -------------------------------------------------------------------------
      Deferred tax assets (liabilities):
        Capitalized expenses                                 $  25      $ (258)
                                                             =====      ======

      The deferred tax assets at November 30, 2000 are included in other assets and the deferred tax liabilities at November 30, 1999 are included in accounts payable and other liabilities in the consolidated balance sheets.

4.    RELATED PARTY TRANSACTIONS

      The Company and its partnership, in the ordinary course of business, sell land to Lennar Corporation. During 2000, these land sales amounted to $106.9 million and generated gains of $47.9 million. During the period from inception (June 21, 1999) to November 30, 1999, these land sales amounted to $16.7 million and generated gains of $6.3 million. The Company believes amounts received from Lennar Corporation approximate amounts that would have been received from independent third parties.

      During 2000 and 1999, Lennar Corporation and its subsidiaries advanced and borrowed funds to and from the Company which had no stated repayment terms. At November 30, 2000 and 1999, the Company had a receivable from affiliates of $82.8 million and $3.5 million, respectively.

5.    COMMITMENTS AND CONTINGENT LIABILITIES

      The Company and certain subsidiaries are parties to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition of the Company.

      The Company is subject to the usual obligations associated with entering into contracts for the purchase (including option contracts), development and sale of real estate in the routine conduct of its business.

      The Company has guaranteed obligations of Lennar Corporation with regard to certain issues of its outstanding debt, and the stock of the Company has been pledged as collateral for Lennar Corporation's obligations with regard to that debt. The Company knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   Lennar Financial Services, Inc.:

We have audited the accompanying consolidated balance sheets of Lennar Financial Services, Inc. and subsidiaries ("LFS"), a wholly-owned subsidiary of Lennar Corporation, as of November 30, 2000 and 1999 and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended November 30, 2000. These financial statements are the responsibility of LFS' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LFS as of November 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP


Miami, Florida
January 9, 2001

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2000 AND 1999 (Dollars in Thousands, Except Par Value)
--------------------------------------------------------------------------------

ASSETS                                                        2000       1999

Cash                                                       $ 38,288    $ 34,911
Assets held for sale or disposition:
  Mortgage loans                                            258,363     207,641
  Foreclosure-related assets                                 17,630      21,401
Investments:
  Loans held for investment                                  23,083      22,562
  Collateral for bonds and notes payable                     20,740      24,067
  Investments                                                12,488       8,902
Due from affiliates                                          19,591          --
Title plants                                                 15,530      14,587
Mortgage servicing rights, net                               11,653      15,564
Goodwill, net                                                25,199      20,070
Operating properties and equipment, net                      17,710      21,378
Other assets                                                 20,325      26,768
                                                           --------    --------

                                                           $480,600    $417,851
                                                           ========    ========


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                   $ 17,372    $ 12,378
   Borrowings under credit agreements                       305,242     253,010
   Bonds and notes payable                                   18,278      24,067
   Other liabilities                                         33,408      29,032
   Due to affiliates                                             --      11,939
                                                           --------    --------

             Total liabilities                              374,300     330,426
                                                           --------    --------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 5,000 shares authorized,
      issued and outstanding                                      5           5
   Additional paid-in capital                                16,969      16,969
   Retained earnings                                         89,326      70,451
                                                           --------    --------

             Total stockholder's equity                     106,300      87,425
                                                           --------    --------

                                                           $480,600    $417,851
                                                           ========    ========

See accompanying notes to consolidated financial statements.

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                              2000         1999         1998
REVENUES:
  Title and escrow activities               $179,444     $181,941     $150,333
  Interest income                             23,917       22,682       19,463
  Loan origination and sales activities       62,033       44,650       24,959
  Mortgage servicing activities                9,830       12,006       12,070
  Other                                       16,808        8,028        5,611
                                            --------     --------     --------

             Total revenues                  292,032      269,307      212,436
                                            --------     --------     --------

OPERATING EXPENSES:
  Payroll and benefits                       142,243      139,688       98,578
  Other administrative expenses               64,886       57,286       48,319
  Occupancy                                   19,579       17,474       11,573
  Data processing                              1,845        2,050        1,738
  Provision for losses                         9,410        1,592        5,771
  Depreciation and amortization               10,228        9,740        4,763
  Interest                                    11,763       10,718        8,289
                                            --------     --------     --------

             Total operating expenses        259,954      238,548      179,031
                                            --------     --------     --------

EARNINGS BEFORE INCOME TAXES                  32,078       30,759       33,405

INCOME TAXES                                  13,203       13,130       13,355
                                            --------     --------     --------

NET EARNINGS                                $ 18,875     $ 17,629     $ 20,050
                                            ========     ========     ========

See accompanying notes to consolidated financial statements.

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in Thousands)
--------------------------------------------------------------------------------
                                               Additional
                                    Common       Paid-in     Retained
                                    Stock        Capital     Earnings    Total

BALANCE, NOVEMBER 30, 1997         $      5     $ 16,969    $ 32,772    $ 49,746

  Net earnings                           --           --      20,050      20,050
                                   --------     --------    --------    --------

BALANCE, NOVEMBER 30, 1998                5       16,969      52,822      69,796

  Net earnings                           --           --      17,629      17,629
                                   --------     --------    --------    --------

BALANCE, NOVEMBER 30, 1999                5       16,969      70,451      87,425

  Net earnings                           --           --      18,875      18,875
                                   --------     --------    --------    --------

BALANCE, NOVEMBER 30, 2000         $      5     $ 16,969    $ 89,326    $106,300
                                   ========     ========    ========    ========


See accompanying notes to consolidated financial statements.

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in Thousands)

-------------------------------------------------------------------------------------------------------------------------
                                                                                 2000            1999            1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                              $    18,875      $    17,629      $    20,050
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                                              10,228            9,740            4,763
      Amortization of mortgage loan discounts                                      (541)            (431)            (262)
      Origination and acquisition of mortgage loans                          (2,112,393)      (2,043,571)        (931,062)
      Proceeds on sales of mortgage loans                                     2,061,931        2,047,714          819,480
      Net decrease in foreclosure-related assets                                  2,509            2,150            2,845
      Net (increase) decrease in other assets                                     9,632           (4,824)           4,828
      Net increase (decrease) in accounts payable and accrued expenses            9,647           (6,428)           7,634
                                                                            -----------      -----------      -----------

           Net cash provided by (used in) operating activities                     (112)          21,979          (71,724)
                                                                            -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to loans and mortgage-backed securities held for investment          (2,189)          (3,328)          (7,172)
  Sales and principal reductions of loans and mortgage-backed
    securities held for investment                                                3,011            3,015            7,309
  Purchases of investment securities                                            (18,112)         (13,119)              --
  Maturities of investment securities                                            14,946           11,600               --
  Principal reductions of collateral for bonds and notes payable                  5,864           10,226           11,934
  Originations (sales) of mortgage servicing rights, net                          1,315           (8,317)         (10,426)
  Additions to property and equipment                                           (10,008)         (13,045)          (7,429)
  Acquisition of North American Asset Development
    Corporation and subsidiaries, net of cash acquired                           (2,050)          (1,915)         (10,441)
  Acquisition of Southwest Land Title, net of cash acquired                          --           (6,631)              --
  Acquisition of Eagle Home Mortgage, Inc., net of cash acquired                 (2,255)          (5,874)              --
  Acquisition of North American Title Insurance Company                              --           (4,049)              --
  Acquisition of North American Title Guaranty, net of cash acquired                 --             (508)              --
  Acquisition of Texas Professional Title                                        (1,666)              --               --
                                                                            -----------      -----------      -----------

           Net cash used in investing activities                                (11,144)         (31,945)         (16,225)
                                                                            -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in borrowings under credit agreements                  52,192           (3,168)         134,268
  Repayment of bonds and notes payable                                           (5,789)          (9,457)         (11,683)
  Increase (decrease) in amounts due to/from affiliates                         (31,770)          30,603          (17,410)
                                                                            -----------      -----------      -----------

           Net cash provided by financing activities                             14,633           17,978          105,175
                                                                            -----------      -----------      -----------

NET INCREASE IN CASH                                                              3,377            8,012           17,226

CASH AT BEGINNING OF YEAR                                                        34,911           26,899            9,673
                                                                            -----------      -----------      -----------

CASH AT END OF YEAR                                                         $    38,288      $    34,911      $    26,899
                                                                            ===========      ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                    $    12,133      $    10,982      $     8,150
                                                                            ===========      ===========      ===========

                                                                                                                (Continued)

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998 (Dollars in Thousands)

-------------------------------------------------------------------------------------------------------------------------
                                                                                 2000            1999            1998
ACQUISITION OF TEXAS PROFESSIONAL TITLE:
  Fair value of assets (inclusive of cash of $ - )                          $     1,002
  Goodwill recorded                                                               2,411
  Liabilities assumed                                                            (1,747)
                                                                            -----------

  Cash paid                                                                 $     1,666
                                                                            ===========

ACQUISITION OF SOUTHWEST LAND TITLE:
  Fair value of assets (inclusive of cash of $209)                                           $     2,544
  Goodwill recorded                                                                                5,389
  Liabilities assumed                                                                             (1,093)
                                                                                             -----------

  Cash paid                                                                                  $     6,840
                                                                                             ===========

ACQUISITION OF EAGLE HOME MORTGAGE, INC.:
  Fair value of assets (inclusive of cash of $1,705)                                         $    28,465
  Goodwill recorded                                                                                4,910
  Liabilities assumed                                                                            (25,796)
                                                                                             -----------

  Cash paid                                                                                  $     7,579
                                                                                             ===========

ACQUISITION OF NORTH AMERICAN TITLE INSURANCE COMPANY:
  Fair value of assets (inclusive of cash of $ - )                                           $     8,058
  Goodwill recorded                                                                                  125
  Liabilities assumed                                                                             (4,134)
                                                                                             -----------

  Cash paid                                                                                  $     4,049
                                                                                             ===========

ACQUISITION OF NORTH AMERICAN TITLE GUARANTY:
  Fair value of assets (inclusive of cash of $742)                                           $     1,415
  Goodwill recorded                                                                                1,005
  Liabilities assumed                                                                             (1,170)
                                                                                             -----------

  Cash paid                                                                                  $     1,250
                                                                                             ===========

ACQUISITION OF NORTH AMERICAN ASSET DEVELOPMENT
  CORPORATION AND SUBSIDIARIES:
  Fair value of assets (inclusive of cash of $8,938)                                                          $    41,185
    Goodwill recorded                                                                                               7,845
    Liabilities assumed                                                                                           (29,651)
                                                                                                              -----------

  Cash paid                                                                                                   $    19,379
                                                                                                              ===========

See accompanying notes to consolidated financial statements.                                                   (Concluded)

LENNAR FINANCIAL SERVICES, INC. AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of Lennar Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - Lennar Financial Services, Inc., a wholly-owned subsidiary of Lennar Corporation ("Lennar"), was formed to serve as a holding company for the entities which form the financial services division of Lennar. Financial services activities are primarily conducted through Lennar Financial Services, Inc. and nine of its subsidiaries (collectively "LFS"): Universal American Mortgage Company, Eagle Home Mortgage, Inc., Strategic Technologies, Inc., Universal Title Insurors, Inc., Regency Title Company, TitleAmerica Insurance Corporation, Southwest Land Title, Inc., Texas Professional Title, and North American Asset Development Corporation. These entities arrange mortgage financing, title insurance, and closing services for Lennar homebuyers and others, package and resell residential mortgage loans, perform mortgage loan servicing activities and provide high speed Internet access, cable television and home monitoring services to residents of Lennar communities and others.

      The financial statements of LFS include the accounts of LFS and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

      Mortgage Loans Held for Sale - Loans held for sale are carried at the lower of cost or market determined on an aggregate basis. Discounts recorded on loans held for sale are presented as a reduction of the carrying amount of the loans and are not amortized.

      LFS enters into forward sales contracts for the purpose of protecting the value of its inventory of loans held for sale and pipeline of loan applications in process against increases in market interest rates. The cost of mortgage loans is adjusted by gains and losses generated from the corresponding hedging transactions. LFS allocates hedging gains and losses between mortgage loans held for sale at the end of the year and mortgage loans sold during the year. Hedging gains and losses realized during the commitment and warehousing period related to the pipeline and mortgage loans held for sale are deferred. Hedging losses are recognized currently if deferring such losses would result in mortgage loans held for sale and mortgage loans in the pipeline being valued in excess of their estimated fair value.

      Loans Held for Investment - Loans for which LFS has the positive intent and ability to hold to maturity consist of mortgage loans carried at cost net of unamortized discounts. Discounts are amortized over the estimated lives of the loans using the interest method.

      Collateral for Bonds and Notes Payable - Collateral for bonds and notes payable consists of mortgage loans, mortgage-backed securities, and funds held by the trustee. Mortgage loans and mortgage-backed securities are carried net of unamortized discounts. Discounts are amortized over the estimated lives of the assets using the interest method. An unaffiliated company holds an interest in the collateral for bonds and notes payable to the extent such assets exceed the related liabilities.

      Allowance for Loan Losses - The allowance for loan losses is established by charges to income through the provision for loan losses. Loans or portions thereof which are considered by management to be uncollectible are charged to the allowance and recoveries of amounts previously charged off are credited to the allowance. The allowance represents the amount which, in management's judgment, is adequate to absorb the estimated losses on existing loans which will become uncollectible. The adequacy of the allowance is determined by management's continuing evaluation of the loan portfolio in light of past loan loss experience, regulatory examinations, present economic conditions, and other factors considered relevant by management. Anticipated changes in economic factors which may influence the level of the allowance are considered in the evaluation by management when the likelihood of the changes can be reasonably determined. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary as a result of future economic and other conditions that may be beyond management's control.

      Impaired Loans - Individually identified impaired loans are measured based on the present value of payments expected to be received, using the historical effective loan rate as the discount rate. Alternatively, measurement may also be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. Loans that are to be foreclosed are measured based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation is required as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

      Real Estate Owned - Real estate acquired through actual foreclosure or deed in lieu of foreclosure is carried at the lower of fair value minus estimated costs to sell or at cost. Any deficiency of the fair value of the asset minus the estimated costs to sell when compared to the carrying value of the asset is recognized as a valuation allowance. The estimates of fair value are susceptible to changes that could result in an adjustment to results of operations. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property are charged to expense in the period incurred.

      Mortgage Servicing Rights - Upon the sale of a mortgage loan, the book value of the mortgage loan is allocated to the mortgage servicing right and to the loan (without the mortgage servicing right) based on the estimated relative fair values. Mortgage servicing rights are periodically evaluated for impairment based on the fair value of these rights. The fair value of mortgage servicing rights is determined by discounting the estimated future cash flows using a discount rate commensurate with the risks involved. This method of valuation incorporates assumptions that market participants would use in their estimates of future servicing income and expense, including assumptions about prepayment, default and interest rates. For purposes of measuring impairment, the loans underlying the mortgage servicing rights are stratified on the basis of interest rate and type. The amount of impairment is the amount by which the mortgage servicing rights, net of accumulated amortization, exceed their fair value by strata. Impairment, if any, is recognized through a valuation allowance and a charge to current operations. Mortgage servicing rights are amortized in proportion to, and over the period of, the estimated net servicing income of the underlying mortgages.

      Loan Origination and Sales - Loan origination fees received at the time loans are originated, net of direct loan origination costs, are deferred. These deferred amounts are recognized as a component of the gain or loss on loans sold and as a yield adjustment on loans held for investment.

      Gains and losses on loan sales are recognized at the time of sale and are determined by the difference between the net carrying value of the loans sold, including deferred origination fees and allocated hedging costs, and the sales price of the loans.

      Loan Servicing Revenue - Loan servicing revenue represents fees earned for servicing loans owned by others, generally calculated as a percentage of outstanding principal balance, as well as late charges and other ancillary revenues resulting from servicing activities.

      Sale of Servicing Rights - LFS recognizes gains and losses on the sales of servicing rights when all risks and rewards of ownership of the servicing rights have irrevocably passed to the purchaser and there are no significant unresolved contingencies.

      Income Taxes - LFS files a consolidated federal income tax return with Lennar. Income taxes have been provided at LFS' level as if LFS filed an income tax return on a stand-alone basis. Current taxes due are recorded as a payable to Lennar, and the deferred portion is recorded as deferred taxes. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

      Title Plants - Title plants, which are comprised of indexed and cataloged information concerning titles to real property, are recorded at cost. Such costs are not amortized because there is no indication of reduction of plant values. Costs of maintaining and operating title plants are charged to operations in the period in which they are incurred.

      LFS owns title plants in four states. In other locations, LFS purchases access to title plant information for a fee based on the revenues.

      Goodwill - Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is amortized by charges to income on a straight-line basis over 15 - 20 years. LFS amortized $1,387,000, $959,000 and $358,000 of goodwill for the years ended November 30, 2000, 1999 and 1998, respectively, which is included in depreciation and amortization expenses in the consolidated statements of earnings.

      Property and Equipment - Property and equipment is stated at cost. Property and equipment is reviewed for impairment and a provision is recorded, if necessary, whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Depreciation of property and equipment is computed using the straight-line method or an accelerated method based on the estimated useful lives of the assets. Amortization of leasehold improvements is computed on the straight-line method over the estimated useful lives of the improvements or the term of the lease, whichever is shorter.

      Escrow Funds Held in Trust - At November 30, 2000 and 1999, LFS held approximately $365,749,000 and $340,762,000, respectively, in trust for others, pending completion of real estate transactions. These funds are not included in LFS' consolidated balance sheets.

      The primary depositories provide LFS with certain bank-related escrow accounting services at no charge and favorable interest charges on borrowings.

      Title and Escrow Revenue - Premiums from title insurance policies are recognized as revenue on the effective date of the policy. Escrow fees are recognized at the time the related real estate transactions are completed, usually upon the close of escrow.

      Title and Escrow Losses - LFS provides an allowance for estimated title and escrow losses based upon management's evaluation of claims presented and estimates for any incurred but not reported claims. The allowance is established at a level that management estimates to be sufficient to satisfy those claims where a loss is determined to be probable and the amount of such loss can be reasonably estimated. The allowance for title and escrow losses for both known and incurred but not reported claims is considered by management of LFS to be adequate for such purposes.

      Depending on the underwriting agreement, LFS is responsible for a $2,500, $5,000 or $7,500 deductible per covered title claim.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB delayed the effective date of SFAS No. 133 to all years beginning after June 15, 2000. SFAS No. 133 will require LFS to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. Management does not anticipate that the adoption of SFAS No. 133 will have a material impact on LFS' earnings or financial position.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable for LFS beginning in the fourth quarter of the year ending November 30, 2001. Management does not anticipate that the adoption of SAB No. 101 will have a material impact on LFS' earnings or financial position.

      In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement replaces SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Management does not anticipate that the adoption of SFAS No. 140 will have a material effect on LFS' earnings or financial position.

      Financial Statement Presentation - LFS prepares its financial statements using an unclassified balance sheet presentation as is customary in the financial services industry. A classified balance sheet presentation would have aggregated current assets, current liabilities, and net working capital at November 30, 2000 and 1999 as follows:

                                                                           2000               1999
      Current assets                                                   $ 330,116,000     $ 262,694,000
      Current liabilities                                                293,976,000       244,516,000
                                                                       -------------     -------------

      Net working capital                                              $  36,140,000     $  18,178,000
                                                                       =============     =============

      Reclassifications - Certain prior year balances have been reclassified to conform with current period financial statement presentation.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    FORECLOSURE-RELATED ASSETS

      Foreclosure-related assets at November 30, 2000 and 1999 consisted of the following:

                                                                           2000               1999
       Loans repurchased from mortgage-backed securities               $  18,529,000     $  20,697,000
       Loans purchased from third parties (net of acquisition
         discounts of $1,017,000 and $2,209,000 at
         November 30, 2000 and 1999, respectively)                         1,685,000         3,020,000
       Real estate owned                                                     629,000           767,000
       Claims receivable                                                     444,000           695,000
       Allowance for credit losses                                        (3,657,000)       (3,778,000)
                                                                       -------------     -------------

                                                                       $  17,630,000     $  21,401,000
                                                                       =============     =============

      LFS periodically elects (but is not required) to repurchase delinquent loans from certain mortgage-backed securities in instances where the loan is fully insured or guaranteed and where the interest to be recovered upon receipt of related claim proceeds substantially exceeds its cost of funds. LFS purchased a large number of loans in 2000 and 1999 in order to earn the spread between interest rates receivable from the loans or related claims and its short-term borrowing rate. Loans repurchased are carried at LFS' cost to acquire the loan from the mortgage-backed security. LFS also acquires distressed loans from third parties at substantially discounted prices. LFS performs all of the activities necessary to resolve the delinquency or complete the foreclosure process, files claims and/or markets the related real estate assets. These loans are carried net of discount. The discounts are not amortized but are recognized as a component of the gain or loss at the time of final disposition of the loan or related property.

      Claims receivable represent final claim proceeds due from the mortgage loan insurer or guarantor and are generally received within forty-five to ninety days after filing.

      LFS provides for estimated credit losses based upon the terms of its servicing contracts with its investors, the quality of the underlying collateral and its experience with loans of similar quality. Management believes that it has provided an adequate allowance for expected losses.

      All foreclosure-related assets are carried at the lower of cost or fair value less estimated costs to sell.

3.    LOANS HELD FOR INVESTMENT

      LFS periodically acquires loans which it holds for investment. Loans held for investment are carried at cost and discounts attributable to such loans are amortized into income over the estimated lives of the loans. At November 30, 2000 and 1999, unamortized net discounts attributable to loans held for investment were $58,000 and $94,000, respectively.

4.    COLLATERAL FOR BONDS AND NOTES PAYABLE

      Collateral for bonds and notes payable (the "Collateral") consists of fixed and adjustable rate mortgage loans and fixed-rate mortgage-backed securities guaranteed by U.S. government agencies. All collateral is pledged to secure repayment of the bonds and notes payable. All principal and interest on the Collateral is remitted directly to a trustee and, together with any reinvestment income earned thereon, is available for payment on the bonds and notes payable.

      The components of the Collateral at November 30, 2000 and 1999 are as follows:

                                                               2000                 1999

      Mortgage-backed securities held to maturity          $11,328,000          $11,953,000
      Mortgage loans                                         8,492,000           10,948,000
      Funds held by trustee                                    920,000            1,166,000
                                                           -----------          -----------

                                                           $20,740,000          $24,067,000
                                                           ===========          ===========

5.    INVESTMENTS

      The amortized cost, unrealized gains, unrealized losses and fair values for held to maturity securities by type as of November 30, 2000 and 1999 are as follows:

                                                                         2000
                                             ------------------------------------------------------------
                                              Amortized       Unrealized      Unrealized         Fair
                                                 Cost            Gains          Losses           Value
      U.S. Treasury securities               $ 1,829,000     $    21,000     $    (1,000)     $ 1,849,000
      U.S. government agency obligations       5,861,000              --          (1,000)       5,860,000
      Certificates of deposit                  4,798,000              --              --        4,798,000
                                             -----------     -----------     ------------     -----------

      Total                                  $12,488,000     $    21,000     $    (2,000)     $12,507,000
                                             ===========     ===========     ============     ===========

                                                                         1999
                                             ------------------------------------------------------------
                                              Amortized       Unrealized      Unrealized         Fair
                                                 Cost            Gains          Losses           Value
      U.S. Treasury securities               $   842,000     $    11,000     $        --      $   853,000
      U.S. government agency obligations       8,060,000           5,000         (14,000)       8,051,000
                                             -----------     -----------     ------------     -----------

      Total                                  $ 8,902,000     $    16,000     $   (14,000)     $ 8,904,000
                                             ===========     ===========     ============     ===========

      The amortized cost and estimated fair value of securities held to maturity at November 30, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       Amortized        Fair
                                                          Cost          Value

      Due in one year or less                         $11,631,000    $11,630,000
      Due after one year through five years               603,000        614,000
      Due after five years through ten years              254,000        263,000
                                                      -----------    -----------

      Total                                           $12,488,000    $12,507,000
                                                      ===========    ===========

6.    MORTGAGE SERVICING RIGHTS

      Changes in originated mortgage servicing rights during 2000 and 1999 were as follows:

      Balance at November 30, 1998                                 $ 11,080,000
        Originations                                                 13,508,000
        Sales                                                        (5,192,000)
        Amortization                                                 (3,832,000)
                                                                   ------------

      Balance at November 30, 1999                                   15,564,000
        Originations                                                    170,000
        Sales                                                        (1,485,000)
        Amortization                                                 (2,596,000)
                                                                   ------------

      Balance at November 30, 2000                                 $ 11,653,000
                                                                   ============

      At November 30, 2000, the fair value of originated mortgage servicing rights was $13,379,000. A valuation allowance related to LFS' mortgage servicing rights was not required at or for the year ended November 30, 2000.

7.    OTHER ASSETS

      Other assets consisted of the following at November 30, 2000 and 1999:

                                                       2000             1999

       Servicing advances and other receivables     $13,874,000     $20,142,000
       Other                                          6,451,000       6,626,000
                                                    -----------     -----------

                                                    $20,325,000     $26,768,000
                                                    ===========     ===========

8.    INVESTMENT IN AFFILIATES

      LFS has investments in two affiliates that are accounted for using the equity method of accounting. LFS has a 50% ownership in both Northwest Mortgage Alliance LLC ("Northwest") and Equity Home Mortgage LLC ("Equity"), whose principal business activities are the origination of mortgage loans in the state of Washington and Oregon, respectively.

      The condensed financial statements of Northwest as of and for the year ended November 30, 2000 are presented below:

        BALANCE SHEET

        ASSETS:
          Cash                                                  $   98,000
          Due from affiliates                                       19,000
          Operating properties and equipment                         7,000
          Accounts receivable                                        2,000
          Prepaid expenses                                           1,000
                                                                ----------

        Total                                                   $  127,000
                                                                ==========

        LIABILITIES AND MEMBERS' EQUITY:
          Liabilities                                           $   18,000
          Members' equity                                          109,000
                                                                ----------

        Total                                                   $  127,000
                                                                ==========

        STATEMENT OF EARNINGS
          Revenues                                              $  813,000
          Expenses                                                 607,000
                                                                ----------

          Net earnings                                          $  206,000
                                                                ==========

      The condensed financial statements of Equity as of and for the year ended November 30, 2000 are presented below:

        BALANCE SHEET

        ASSETS:
          Cash                                                  $  175,000
          Due from affiliates                                      285,000
          Operating properties and equipment                        54,000
          Accounts receivable                                        4,000
          Prepaid expenses                                           3,000
                                                                ----------

        Total                                                   $  521,000
                                                                ==========

        LIABILITIES AND MEMBERS' EQUITY:
          Liabilities                                           $  114,000
          Members' equity                                          407,000
                                                                ----------

        Total                                                   $  521,000
                                                                ==========

        STATEMENT OF EARNINGS
          Revenues                                              $3,681,000
          Expenses                                               2,744,000
                                                                ----------

          Net earnings                                          $  937,000
                                                                ==========

      At November 30, 2000, the investment in Northwest and Equity was $54,000 and $204,000, respectively, and is included in other assets.

9.    BORROWINGS UNDER CREDIT AGREEMENTS

                                                                                2000             1999
        Warehouse line of credit with banks totaling $240 million, variable interest rate (approximately 5.79% at
          November 30, 2000); secured by loans held for sale,
          foreclosure-related assets and servicing rights,
          maturing April 27, 2001                                           $225,553,000     $236,601,000

        Advances under Paine Webber Real Estate Securities
          Whole Loan Finance Program, variable interest rate
          (approximately 7.70% at November 30, 2000); secured
          by mortgage loans held for sale                                      6,952,000        7,893,000

        Advances under Greenwich Capital repurchase
          agreement, variable interest rate (approximately
          7.47% at November 30, 2000); secured by mortgage
          loans held for sale                                                 51,885,000               --

        Note payable to bank; interest payable quarterly,
          principal due at maturity on September 27, 2001;
          interest at the bank's prime rate (7.76% at
          November 30, 2000); secured by stock                                                         --
          of two subsidiaries                                                 20,000,000

        Note payable to bank paid in 2000                                             --        3,905,000

        Line of credit from a bank                                                    --        2,935,000

        Other borrowings                                                         852,000        1,676,000
                                                                            ------------     ------------

        Total                                                               $305,242,000     $253,010,000
                                                                            ============     ============

      The warehouse line of credit is subject to restrictive covenants relating to certain financial ratios as to net worth and debt.

10.   BONDS AND NOTES PAYABLE

      At November 30, 2000 and 1999, bonds and notes payable had an outstanding balance of $18,278,000 and $24,067,000, respectively. The borrowings mature in years 2013 through 2018 and carry interest rates ranging from 4.9% to 13.2%. The annual principal repayments are dependent upon collections on the Collateral, including prepayments, and, as a result, the actual maturity is likely to occur earlier than its stated maturity.

11.   INCOME TAXES

      Income tax expense (benefit) for the years ended November 30, 2000, 1999 and 1998 consists of:

                                        2000            1999            1998

        Current                     $ 17,142,000    $  9,979,000    $ 10,074,000
        Deferred                      (3,939,000)      3,151,000       3,281,000
                                    ------------    ------------    ------------

                                    $ 13,203,000    $ 13,130,000    $ 13,355,000
                                    ============    ============    ============


      The actual income tax differs from the "expected" tax expense for the year (computed by applying the U.S. federal corporate rate of 35% to earnings before income taxes) primarily due to the amount of state income taxes, net of the related federal tax benefit.

      At November 30, 2000 and 1999, the tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

                                                                   2000            1999
        Deferred tax assets:
          Loss reserves                                        $ 4,731,000     $ 5,444,000
          Property and equipment                                   823,000         868,000
          Accruals not currently deductible                      1,022,000         292,000
          Deferred hedging transactions                                 --         401,000
          Other                                                    953,000       1,031,000
                                                               -----------     -----------

                                                                 7,529,000       8,036,000

        Valuation allowance                                       (579,000)       (579,000)
                                                               -----------     -----------

                                                                 6,950,000       7,457,000

        Deferred tax liabilities:
          Intangible assets                                      1,418,000       1,418,000
          Amortization of servicing acquisition costs            4,603,000       6,148,000
          Other                                                  1,084,000         620,000
                                                               -----------     -----------

                                                                 7,105,000       8,186,000

        Net deferred tax liability                             $  (155,000)    $  (729,000)
                                                               ===========     ===========

      The net deferred tax liability is included in other liabilities.

12.   LOAN SERVICING

      As of November 30, 2000 and 1999, LFS was servicing approximately 29,000 and 40,000 loans, respectively, with unpaid principal balances aggregating $2,313,000,000 and $3,128,000,000, respectively, for others. Loans serviced for others and related escrow funds of approximately $11,427,000 and $16,233,000 on deposit in custodial bank accounts at November 30, 2000 and 1999, respectively, are not included in the accompanying consolidated balance sheets.

      In connection with its loan servicing activities, LFS makes certain payments of property taxes and insurance premiums in advance of collecting them from specific mortgagors and makes certain payments of attorneys' fees and other costs related to loans in foreclosure. In addition, LFS is a party to certain standard industry servicing agreements (principally agreements with Government National Mortgage Association, Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation) under which the servicer is required to pass through principal and interest payments on loans prior to their collection from specific mortgagors. These advance amounts are included in Other Assets in the accompanying consolidated balance sheets. Exposure to this credit risk is minimized through geographic diversification and careful review of the mortgage loan servicing created or purchased by LFS.

      LFS has errors and omissions and fidelity bond insurance policies, both in the amount of $5,000,000.

13.   MORTGAGE LOAN PIPELINE, HEDGES, AND RELATED OFF-BALANCE SHEET RISK

      LFS enters into derivative financial instruments with off-balance sheet risk in the normal course of business through the origination and sale of mortgage loans and the management of the related loss exposure caused by fluctuations in interest rates. These financial instruments include commitments to extend credit (e.g., the mortgage loan pipeline), forward contracts for the delivery of mortgage-backed securities ("MBS"), and other hedging instruments. These instruments involve, to varying degrees, elements of credit and market risk. All of LFS' derivative financial instruments are held or issued for purposes other than trading.

      As of November 30, 2000 and 1999, LFS' pipeline of loans in process totaled approximately $689,249,000 and $371,848,000, respectively. There is no exposure to credit risk in this type of commitment until the loans are funded; however, LFS uses the same credit policies in the approval of the commitments as are applied to all lending activities. There is no exposure to market risk until a rate commitment is extended by LFS to a borrower. Loans in process for which interest rates were committed to the borrower totaled approximately $65,543,000 and $79,408,000 as of November 30, 2000 and 1999, respectively. Substantially all of these commitments are for periods of 30 days or less. Since a portion of these commitments are expected to expire without being exercised by the borrower, the total commitments do not necessarily represent future cash requirements.

      For loans in process for which interest rates are committed to borrowers, LFS determines daily what portion of those loans to hedge. This determination is based on numerous factors, including the composition of the pipeline, the portion of such pipeline likely to close, the timing of such closings, and anticipated changes in interest rates. LFS is exposed to market risk to the extent that the portion of the pipeline that actually closes at the committed price is greater than or less than the portion expected to close.

      Mandatory MBS forward commitments are used by LFS to hedge its interest rate exposure during the period from when LFS extends an interest rate lock to a loan applicant until the time in which the loan is sold to an investor. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risk is managed by LFS by entering into agreements only with investment bankers with primary dealer status and with permanent investors meeting the credit standards of LFS. At any time, the risk to LFS, in the event of default by the purchaser, is the difference between the contract price and current market value, which is a percentage of the outstanding commitment. At November 30, 2000, LFS had open commitments amounting to $296,150,000 to sell MBSs with varying settlement dates through February 2001.

14.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107, Disclosures About Fair Values of Financial Instruments, requires the disclosure of information about certain financial instruments. The estimated fair values have been determined by LFS using available market information and appropriate valuation methodologies. The fair values are significantly affected by the assumptions used. Accordingly, the use of different assumptions may have a material effect on the fair values. The estimated fair values presented herein are not necessarily indicative of the amounts that LFS could realize in a current market exchange nor of the aggregate underlying value of LFS itself.

      The following describes the methods and assumptions used by LFS in estimating fair values:

        Cash - The carrying amounts reported in the consolidated balance sheets approximate fair values as maturities are less than 90 days.

        Mortgage Loans - Fair value is based on quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

        Loans Held for Investment - Fair value is based on discounting estimated cash flows through the estimated maturity, adjusted for approximate prepayments, using appropriate market discount rates, or quoted market prices.

        Collateral for Bonds and Notes Payable - Fair value is based on quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

        Investments - Fair value is based on quoted market prices.

        Borrowings under Credit Agreements - Fair value approximates carrying value due to variable interest rate pricing terms and the short-term nature of the borrowings.

        Bonds and Notes Payable - Fair value is based on quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

        Commitments to Originate and to Sell Loans - Fair value of commitments to purchase loans is based upon the difference between the current value of similar loans and the price at which LFS has committed to originate the loans. The fair value of commitments to sell loan contracts is the estimated amount that LFS would receive or pay to terminate the commitments at the reporting date based on market prices for similar financial instruments.

      The estimated fair value of LFS' on-balance sheet and off-balance sheet financial instruments was as follows at November 30, 2000 and 1999, respectively (in thousands of dollars):

                                                          2000                       1999
                                                        Carrying       Fair        Carrying         Fair
                                                          Value        Value         Value          Value
        On-balance sheet:
          Financial assets:
            Cash                                       $  38,288     $  38,288      $  34,911     $  34,911
            Mortgage loans                               258,363       261,410        207,641       209,715
            Loans held for investment                     23,083        22,593         22,562        22,112
            Collateral for bonds and notes payable        20,740        21,166         24,067        27,200
            Investment securities                         12,488        12,507          8,902         8,904
          Financial liabilities:
            Borrowings under credit agreements           305,242       305,242        253,010       252,865
            Bonds and notes payable                       18,278        18,553         24,067        25,081
        Off-balance sheet:
          Commitments to originate loans                      --           445             --          (197)
          Commitments to sell loans                           --          (119)            --           434

15.   RELATED PARTIES

      During 2000 and 1999, Lennar has periodically advanced and borrowed funds to and from LFS which bear interest at a rate tied to Lennar's short-term borrowing rate. At November 30, 2000, Lennar had borrowed $19,591,000 from LFS; at November 30, 1999, LFS had borrowed $11,939,000 from Lennar. LFS recorded net interest income related to these advances of $762,000 in 2000 and net interest expense of $337,000 and $324,000 in 1999 and 1998, respectively.

      At November 30, 2000 and 1999, LFS had issued and outstanding $3,375,000 and $5,960,000, respectively, of letters of credit to the benefit of Lennar.

16.   COMMITMENTS AND CONTINGENCIES

      Because of the nature of its activities, LFS is at times subject to threatened legal actions which arise out of the normal course of business. In the opinion of management, there is no pending or threatened litigation which will have a material effect on LFS' financial position or results of operations.

      LFS has guaranteed obligations of Lennar with regard to certain issues of its outstanding debt, and the stock of LFS has been pledged as collateral for Lennar's obligations with regard to that debt. LFS knows of no event of default which would require it to satisfy these guarantees and, therefore, the fair value of these contingent liabilities is considered immaterial.